                                                                    EXHIBIT 10.Q


                                [JP MORGAN LOGO]



                                CREDIT AGREEMENT

                                      AMONG

                           EPN HOLDING COMPANY, L.P.,

                            THE LENDERS PARTY HERETO,

     BANC ONE CAPITAL MARKETS, INC. AND WACHOVIA BANK, NATIONAL ASSOCIATION,

                            AS CO-SYNDICATION AGENTS

                  FLEET NATIONAL BANK AND FORTIS CAPITAL CORP.,

                           AS CO-DOCUMENTATION AGENTS

                                       AND

                              JPMORGAN CHASE BANK,

                             AS ADMINISTRATIVE AGENT

                            DATED AS OF APRIL 8, 2002

                                   ----------



                           J.P. MORGAN SECURITIES INC.

                      AS SOLE BOOK RUNNER AND LEAD ARRANGER

                                TABLE OF CONTENTS

                                                                                                               Page
                                                     ARTICLE I
                                                    DEFINITIONS

Section 1.1       Defined Terms...................................................................................7
Section 1.2       Other Definitional Provisions..................................................................27

                                                     ARTICLE II
                                             AMOUNT AND TERMS OF LOANS

Section 2.1       Loans and Commitments..........................................................................28
Section 2.2       Repayment of Loans; Evidence of Debt...........................................................28
Section 2.3       Procedure for Borrowing........................................................................29
Section 2.4       Limitations on Loans...........................................................................31
Section 2.5       Commitment Fee.................................................................................31
Section 2.6       Termination or Reduction of Commitments........................................................31

                                                    ARTICLE III
                                                 LETTERS OF CREDIT

Section 3.1       Issuance of Letters of Credit..................................................................32
Section 3.2       Procedure for Issuance of Letters of Credit....................................................33
Section 3.3       Participations and Payments in Respect of the Letters of Credit................................33
Section 3.4       Fees, Commissions and Other Charges............................................................34
Section 3.5       Reimbursement Obligation of the Borrower.......................................................35
Section 3.6       Obligations Absolute...........................................................................35
Section 3.7       Letter of Credit Payments......................................................................36
Section 3.8       Applications...................................................................................36

                                                     ARTICLE IV
                                            GENERAL PROVISIONS FOR LOANS

Section 4.1       Optional and Mandatory Prepayments.............................................................36
Section 4.2       Conversion and Continuation Options............................................................38
Section 4.3       Minimum Amounts of Tranches....................................................................39
Section 4.4       Interest Rates and Payment Dates...............................................................39
Section 4.5       Computation of Interest and Fees...............................................................39
Section 4.6       Inability to Determine Interest Rate...........................................................40
Section 4.7       Pro Rata Treatment and Payments................................................................40
Section 4.8       Illegality.....................................................................................41
Section 4.9       Requirements of Law............................................................................41
Section 4.10      Taxes..........................................................................................43
Section 4.11      Indemnity......................................................................................44
Section 4.12      Lenders Obligation to Mitigate.................................................................44
Section 4.13      Certain Permitted Transactions.................................................................44
Section 4.14      Acquisition; Disposition.......................................................................45

                                                     ARTICLE V
                                           REPRESENTATIONS AND WARRANTIES

Section 5.1       Financial Condition............................................................................46
Section 5.2       No Change......................................................................................46
Section 5.3       Existence; Compliance with Law.................................................................46
Section 5.4       Power; Authorization; Enforceable Obligations..................................................47
Section 5.5       No Legal Bar...................................................................................47
Section 5.6       No Material Litigation.........................................................................48
Section 5.7       No Default.....................................................................................48
Section 5.8       Ownership of Property; Liens...................................................................48
Section 5.9       Intellectual Property..........................................................................48
Section 5.10      No Burdensome Restrictions.....................................................................48
Section 5.11      Taxes..........................................................................................48
Section 5.12      Federal Regulations............................................................................49
Section 5.13      ERISA..........................................................................................49
Section 5.14      Investment Company Act; Other Regulations......................................................49
Section 5.15      Subsidiaries...................................................................................49
Section 5.16      Purpose of Loans, Letters of Credit............................................................49
Section 5.17      Environmental Matters..........................................................................49
Section 5.18      Accuracy and Completeness of Information.......................................................51
Section 5.19      Security Documents.............................................................................51
Section 5.20      Solvency.......................................................................................51
Section 5.21      Transaction....................................................................................51
Section 5.22      Insurance......................................................................................52

                                                     ARTICLE VI
                                                CONDITIONS PRECEDENT

Section 6.1       Conditions to Initial Extensions of Credit.....................................................52
Section 6.2       Conditions to Each Extension of Credit.........................................................56

                                                    ARTICLE VII
                                               AFFIRMATIVE COVENANTS

Section 7.1       Financial Statements...........................................................................57
Section 7.2       Certificates; Other Information................................................................58
Section 7.3       Payment of Obligations.........................................................................60
Section 7.4       Conduct of Business and Maintenance of Existence...............................................60
Section 7.5       Maintenance of Property; Insurance.............................................................60
Section 7.6       Inspection of Property; Books and Records; Discussions.........................................61
Section 7.7       Notices........................................................................................61
Section 7.8       Environmental Laws.............................................................................61
Section 7.9       Maintenance of Liens of the Security Documents.................................................62
Section 7.10      Pledge of After-Acquired Property..............................................................62
Section 7.11      Use of Proceeds................................................................................63
Section 7.12      Ownership of Subsidiaries......................................................................63
Section 7.13      Joint Venture Charters.........................................................................63

                                                    ARTICLE VIII
                                                 NEGATIVE COVENANTS

Section 8.1       Financial Condition Covenants..................................................................64
Section 8.2       Limitation on Indebtedness.....................................................................64
Section 8.3       Limitation on Liens............................................................................65
Section 8.4       Limitation on Guarantee Obligations............................................................66
Section 8.5       Limitations on Fundamental Changes.............................................................66
Section 8.6       Limitation on Sale of Assets...................................................................66
Section 8.7       Limitation on Dividends........................................................................67
Section 8.8       Limitation on Investments, Loans and Advances..................................................67
Section 8.9       Limitation on Modifications of Certain Agreements..............................................68
Section 8.10      Limitation on Transactions with Affiliates.....................................................69
Section 8.11      Limitation on Sales and Leasebacks.............................................................69
Section 8.12      Limitation on Changes in Fiscal Year...........................................................69
Section 8.13      Limitation on Lines of Business................................................................69
Section 8.14      Governing Documents............................................................................69
Section 8.15      Compliance with ERISA..........................................................................70
Section 8.16      Limitation on Restrictions Affecting Subsidiaries..............................................70
Section 8.17      Creation of Subsidiaries.......................................................................70
Section 8.18      Hazardous Materials............................................................................70
Section 8.19      Holding Companies..............................................................................71
Section 8.20      No Voluntary Termination of Joint Venture Charters.............................................71
Section 8.21      Actions by Joint Ventures......................................................................71
Section 8.22      Hedging Transactions...........................................................................71

                                                     ARTICLE IX
                                                 EVENTS OF DEFAULT


                                                     ARTICLE X
                                              THE ADMINISTRATIVE AGENT

Section 10.1      Appointment....................................................................................75
Section 10.2      Delegation of Duties...........................................................................75
Section 10.3      Exculpatory Provisions.........................................................................75
Section 10.4      Reliance by Administrative Agent...............................................................75
Section 10.5      Notice of Default..............................................................................76
Section 10.6      Non-Reliance on Administrative Agent and Other Lenders.........................................76
Section 10.7      Indemnification................................................................................77
Section 10.8      Administrative Agent in Its Individual Capacity................................................77
Section 10.9      Successor Administrative Agent.................................................................77
Section 10.10     Other Agents...................................................................................77

                                                     ARTICLE XI
                                                   MISCELLANEOUS

Section 11.1      Amendments and Waivers.........................................................................78
Section 11.2      Notices........................................................................................78
Section 11.3      No Waiver; Cumulative Remedies.................................................................79
Section 11.4      Survival of Representations and Warranties.....................................................79
Section 11.5      Payment of Expenses and Taxes..................................................................79
Section 11.6      Successors and Assigns; Participations; Purchasing Lenders.....................................80
Section 11.7      Adjustments; Set-off...........................................................................83
Section 11.8      Counterparts...................................................................................84
Section 11.9      Severability...................................................................................84
Section 11.10     Integration....................................................................................84
Section 11.11     Usury Savings Clause...........................................................................84
Section 11.12     GOVERNING LAW..................................................................................85
Section 11.13     Submission To Jurisdiction; Waivers............................................................85
Section 11.14     Acknowledgements...............................................................................85
Section 11.15     Confidentiality................................................................................86
Section 11.16     WAIVERS OF JURY TRIAL..........................................................................86
Section 11.17     Releases.......................................................................................86
Section 11.18     Limitation on Recourse of Lenders..............................................................87

ANNEXES

Annex I  Applicable Margin

SCHEDULES

Schedule I        Term Loan Lenders, Commitments and Commitment Percentages
Schedule II       Revolving Credit Lenders, Commitments and Commitment
                  Percentages
Schedule 5.6      Litigation
Schedule 5.15     Subsidiaries
Schedule 5.17     Environmental Matters
Schedule 5.22     Insurance

EXHIBITS

Exhibit A         Form of Revolving Credit Note
Exhibit B         Form of Term Note
Exhibit C         Form of Borrower Pledge Agreement
Exhibit D         Form of Borrower Security Agreement
Exhibit E         Form of Parent Guarantee - General Partner
Exhibit F         Form of Parent Guarantee - Limited Partner
Exhibit G         Form of Parent Pledge Agreement
Exhibit H         Form of Subsidiaries Guaranty
Exhibit I         Form of Subsidiaries Security Agreement
Exhibit J         From of Subsidiaries Pledge Agreement

Exhibit K         Form of Borrowing Certificate
Exhibit L         Form of Assignment and Assumption
Exhibit M         Form of Environmental Compliance Certificate
Exhibit N         Projections

         CREDIT AGREEMENT, dated as of April 8, 2002, among EPN HOLDING COMPANY, L.P., a Delaware limited partnership (the "Borrower"), each bank and other financial institution from time to time party to this Agreement (the "Lenders"), and JPMORGAN CHASE BANK, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                                   WITNESSETH:

         WHEREAS, certain Affiliates (as hereinafter defined) of the Borrower, and the Sellers (as hereinafter defined), have entered into the Acquisition Documents (as hereinafter defined) for the purchase by the Borrower (or its Affiliates) of certain equity interests and assets owned by the Sellers or their Subsidiaries (as hereinafter defined) for aggregate consideration of up to $735,000,000 (including payments for acquired indebtedness) as more fully provided therein (the "Acquisition");

         WHEREAS, an equity contribution having a fair market value of approximately $200,000,000 (but no less than $190,000,000) is to be paid or otherwise effected contemporaneous with the consummation of the Acquisition by EPN (as hereinafter defined) or its Subsidiaries on behalf of the Borrower (the "Equity Contribution"), such Equity Contribution, together with the proceeds of certain of the Loans (as hereinafter defined), being used to consummate the Acquisition and to consist of payments of cash, issuance of certain securities and transfer of certain assets by EPN or its Subsidiaries to the Sellers;

         WHEREAS, the Borrower has requested that the Lenders make such Loans to it, and the Lenders are prepared to make such Loans upon and subject to the terms hereof.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Acquired Business": as defined in Section 8.8(e).

         "Acquisition": as defined in the Recitals hereto.

         "Acquisition Documents": collectively, the Purchase, Sale and Merger Agreement, by and between El Paso Tennessee Pipeline Co, as seller, and EPN, as buyer, dated as of April 1, 2002, the Prince PSA and the Contribution Agreement, by and between El Paso Field Services Holding Company, as seller, and EPN, as buyer, dated as of April 1, 2002.

         "Additional Term Loan": as defined in Section 2.1(b).

         "Additional Term Loan Borrowing Date": April 16, 2002.

         "Additional Term Loan Commitment": as to any Term Loan Lender, the obligation of such Term Loan Lender to make an Additional Term Loan hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender's name on Schedule I under the heading "Additional Term Loan Commitment" or in any assignment and acceptance pursuant to which such Term Loan Lender becomes a party hereto, as such amount shall be reduced in accordance with the provisions of this Agreement.

         "Administrative Agent": as defined in the introductory paragraph of this Agreement.

         "Administrative Questionnaire": an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or similar authority) of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided, that any third Person which also beneficially owns 10% or more of the securities having ordinary voting power for the election of directors (or similar authority) of a Joint Venture or Subsidiary shall not be deemed to be an Affiliate of the Borrower and its Subsidiaries or Joint Ventures merely because of such common ownership.

         "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

         "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (each change in the Prime Rate to be effective on the date such change is publicly announced); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "C/D Assessment

Rate" means for any day as applied to any Loan, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by JPMorgan to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC insuring time deposits made in Dollars at offices of JPMorgan in the United States; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "Alternate Base Rate Loans": Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

         "Applicable Commitment Percentage" as to any Revolving Credit Lender, such Lender's Revolving Credit Commitment Percentage, and as to any Term Loan Lender, such Lender's Term Loan Percentage.

         "Applicable Lender": with respect to any borrowing of Revolving Credit Loans, each Revolving Credit Lender, and with respect to any borrowing of Term Loans, each Term Loan Lender.

         "Applicable Margin": for each Type of Loan, the rate per annum specified in Annex I attached hereto, which rate is based on the ratio of Consolidated Total Indebtedness of the Borrower at such time to Consolidated EBITDA for the most recently ended Calculation Period (the "Leverage Ratio"). The Applicable Margin for any date shall be determined by reference to the Leverage Ratio as of the last day of the fiscal quarter most recently ended as of such date and for the Calculation Period ended on such last day, and any change (x) shall become effective upon the delivery to the Administrative Agent of a certificate of a Responsible Officer of the Borrower (which certificate may be delivered prior to delivery of the relevant financial statements or may be incorporated in the certificate delivered pursuant to subsection 7.2(b)) with respect to the financial statements to be delivered pursuant to Section 7.1 for the most recently ended fiscal quarter (a) setting forth in reasonable detail the calculation of the Leverage Ratio at the end of such fiscal quarter and (b) stating that the signer has reviewed the terms of this Agreement and other Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period, and that the signer does not have knowledge of the existence as at the date of such officers' certificate of any Event of Default or Default, and

(y) shall apply (i) in the case of the Alternate Base Rate Loans, to Alternate Base Rate Loans outstanding on such delivery date or made on and after such delivery date and (ii) in the case of the Eurodollar Loans, to Eurodollar Loans made on and after such delivery date. It is understood that the foregoing certificate of a Responsible Officer shall be permitted to be delivered prior to, but in no event later than, the time of the actual delivery of the financial statements required to be delivered pursuant to Section 7.1. Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver the certificate referred to above in this definition as required under subsection 7.2(b) with respect to a fiscal quarter following the date the delivery thereof is due, the Leverage Ratio shall be deemed, solely for the purposes of this definition, to be greater than 5.0 to 1.0 until such time as Borrower shall deliver such compliance certificate.

         "Application": an application, in such form as the Issuing Bank may specify, requesting the Issuing Bank to issue a Letter of Credit.

         "Asset Sale": any Disposition of Property other than (a) Dispositions permitted by Subsections 8.6(a) through (d), and (b) any Disposition which, together with any related Disposition of Property, yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) of less than $1,000,000, provided, that the aggregate gross proceeds of Dispositions of Property excluded from the definition of Asset Sale pursuant to this clause (b) shall not exceed $5,000,000 in any fiscal year of the Borrower.

         "Assignment and Assumption": an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.6), and accepted by the Administrative Agent, in the form of Exhibit L or any other form approved by the Administrative Agent.

         "Available Revolving Credit Commitment": as to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Revolving Credit Lender's Revolving Credit Commitment over (b) such Revolving Credit Lender's Revolving Credit Exposure.

         "Borrower": as defined in the introductory paragraph of this Agreement.

         "Borrower Partners": collectively, the General Partner and the Limited Partner.

         "Borrower Pledge Agreement": the Pledge Agreement made by the Borrower in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit C hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "Borrower Security Agreement": the Security Agreement made by the Borrower in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "Borrowing Date": any Business Day or Working Day, as applicable, specified in a notice pursuant to Section 2.3 or 3.2 as a date on which the Borrower requests the Lenders to make Loans or the Issuing Bank to issue a Letter of Credit hereunder.

         "Business": as defined in Section 5.17.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Calculation Period": each period of four consecutive fiscal quarters of the Borrower.

         "Capital Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "Cash Equivalents": (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's; (iv) certificates of deposit or banker's acceptances maturing within one year from the date of acquisition thereof issued by (x) any Lender, (y) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 or (z) any bank which has a short-term commercial paper rating meeting the requirements of clause (iii) above (any such Lender or bank, a "Qualifying Lender"); (v) eurodollar time deposits having a maturity of less than one year purchased directly from any Lender (whether such deposit is with such Lender or any other Lender hereunder) or issued by any Qualifying Lender; and (vi) repurchase agreements and reverse repurchase agreements with a term of not more than 14 days with any Qualifying Lender relating to marketable direct obligations issued or unconditionally guaranteed by the United States.

         "C/D Reserve Percentage": for any day as applied to any Alternate Base Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

         "Channel Pipeline": the natural gas gathering system and related facilities and assets generally known as the Channel Pipeline System.

         "Channel Recovery Event": A Recovery Event resulting from the rupture of the Channel Pipeline in October, 2001.

         "Class": when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans or Term Loans.

         "Closing Date": the date on which the conditions set forth in Section
6.1 are first satisfied or waived, which shall occur on or prior to April 8, 2002.

         "Co-Documentation Agents": collectively, Fleet National Bank and Fortis Capital Corp., each in its capacity as co-documentation agent for the Lenders hereunder.

         "Co-Syndication Agents": collectively, Banc One Capital Markets, Inc. and Wachovia Bank, National Association, each in its capacity as co-syndication agent for the Lenders hereunder.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral": the "Collateral" as defined in the several Security Documents.

         "Commitment Fee": the commitment fees payable pursuant to Section 2.5.

         "Commitments": for any Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Consolidated EBITDA": for any period and in accordance with Section 4.14, the Consolidated Net Income ((i) including earnings and losses from discontinued operations, except to the extent that any such losses represent reserves for losses attributable to the planned disposition of material assets,
(ii) excluding extraordinary gains, and gains and losses arising from the sale of material assets, and (iii) including other non-recurring losses) for such period, plus (x) the aggregate amount of cash distributions received by the Borrower and its Subsidiaries (excluding Joint Ventures) from Joint Ventures (other than cash proceeds funded from the refinancing of the original capital investment by the Borrower and its Subsidiaries in Joint Ventures), and (y), to the extent reflected as a charge in the statement of Consolidated Net Income for such period, the sum of (a) interest expense, amortization of debt discount and debt issuance costs (including the write-off of such costs in connection with prepayments of debt) and commissions, discounts and other fees and charges associated with standby letters of credit, (b) taxes measured by income accrued as an expense during such period, (c) depreciation, depletion, and amortization expense, and (d) non-cash compensation expense resulting from the accounting treatment applied, in accordance with GAAP, to management's equity interest minus the equity of the Borrower and its Subsidiaries (excluding Joint Ventures) in the earnings of Joint Ventures; provided that Consolidated EBITDA shall exclude any insurance proceeds relating to a Channel Recovery Event. For any Calculation Period commencing prior to the Closing Date, Consolidated EBITDA shall be calculated as if the Borrower and its Subsidiaries had acquired the assets acquired pursuant to the Acquisition on the first day of such period and, with respect to any portion of such period prior to the Closing Date, based on the historical consolidated financial information of such assets (subject to pro forma adjustments reasonably satisfactory to the Administrative Agent).

         "Consolidated Interest Expense": for any period, and in accordance with
Section 4.14, total cash interest expense (including that attributable to Capital Leases) of the Borrower and its Subsidiaries (excluding Joint Ventures) for such period with respect to all outstanding Indebtedness of the Borrower and such Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP); provided, that for the Calculation Periods ending on June 30, 2002, September 30, 2002, and December 31, 2002, Consolidated Interest Expense shall be deemed to equal actual Consolidated Interest Expense for the full fiscal quarters of the Borrower subsequent to the Closing Date multiplied by 4, 2, and 4/3 respectively.

         "Consolidated Net Income": for any period, and in accordance with
Section 4.14, the net income or net loss of the Borrower and its consolidated Subsidiaries (excluding Joint Ventures) for such period determined in accordance with GAAP on a consolidated basis.

         "Consolidated Net Worth": as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its consolidated Subsidiaries at such date.

         "Consolidated Tangible Net Worth": as of the date of determination and in accordance with Section 4.14, Consolidated Net Worth after deducting therefrom the following:

                  (a) goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets;

                  (b) patents, trademarks, copyrights;

                  (c) leasehold improvements not recoverable at the expiration of a lease; and

                  (d) deferred charges (including, but not limited to, unamortized debt discount and expense, organization expenses and experimental and development expenses, but excluding prepaid expenses).

         "Consolidated Total Indebtedness": at any time and in accordance with
Section 4.14, all Indebtedness of the Borrower and its consolidated Subsidiaries at such time.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Cover": when required by this Agreement for L/C Obligations, shall be effected by paying to the Administrative Agent in immediately available funds, to be held by the Administrative Agent in a collateral account maintained by the Administrative Agent at its office specified in Section 11.2 and hereby collaterally assigned as security to the Administrative Agent for the benefit of the Issuing Bank and the Lenders, an amount equal to the maximum amount of each applicable Letter of Credit available for drawing at any time. Such amount shall be retained by the Administrative Agent in such collateral account until such time as the applicable Letter of

Credit shall have expired and the Reimbursement Obligations, if any, with respect thereto shall have been fully satisfied.

         "Default": any of the events specified in Article IX, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Disposition": with respect to any Property, any sale, lease, assignment, conveyance, transfer, or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Dollars" and "$": dollars in lawful currency of the United States of America.

         "El Paso": El Paso Corporation, a Delaware corporation.

         "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, as now or may at any time hereafter be in effect.

         "EPEPC": El Paso Energy Partners Company (formerly known as Leviathan Gas Pipeline Company), a Delaware corporation.

         "EPGT Texas Pipeline": EPGT Texas Pipeline, L.P., a Delaware limited partnership.

         "EPN": El Paso Energy Partners, L.P., a Delaware limited partnership.

         "EPN Credit Agreement": The Fifth Amended and Restated Credit Agreement, dated as of March 23, 1995, as amended and restated through May 16, 2001, among EPN, El Paso Energy Partners Finance Corporation, the several banks and other financial institutions from time to time parties thereto, and JPMorgan (formerly known as The Chase Manhattan Bank), as administrative agent, as further amended by the First Amendment and the Second Amendment and as further amended, supplemented or otherwise modified from time to time.

         "EPN Gathering and Treating": EPN Gathering and Treating Company, L.P., a Delaware limited partnership.

         "EPN Gathering and Treating GP Holding": EPN Gathering and Treating GP Holding, L.L.C., a Delaware limited liability company.

         "Equity Contribution": as defined in the Recitals hereto.

         "Equity Interests": shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

         "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate appearing on page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 A.M., London time, two Working Days prior to the beginning of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Eurodollar Base Rate" with respect to such Eurodollar Loans for such Interest Period shall be the rate at which dollar deposits of a comparable amount to such Eurodollar Loans and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 A.M., London time, two Working Days prior to the commencement of such Interest Period.

         "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    1.00 - Eurocurrency Reserve Requirements

         "Event of Default": any of the events specified in Article IX, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Expiry Date": with respect to any Letter of Credit at any time, the then stated expiration date of such Letter of Credit as set forth in such Letter of Credit.

         "Federal Funds Effective Rate": as defined in the definition of Alternate Base Rate.

         "First Amendment": The First Amendment, dated as of October 10, 2001, to the EPN Credit Agreement.

         "Foreign Lender": any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

         "General Partner": EPN GP Holding, L.L.C., a Delaware limited liability company, or any other Person acting as general partner of the Borrower.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Guarantees": collectively, the Parent Guarantees and the Subsidiaries Guarantee.

         "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

         "Hedge Agreements": all interest rate swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "Hub Services": El Paso Hub Services Company, L.L.C., a Delaware limited liability company.

         "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and which in any event are no more than 120 days past due or, if more than 120 days past due, are being contested in good faith and adequate reserves with respect thereto have been made on the books, of such Person), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capital Leases, (d) all obligations of such Person in respect of outstanding letters of credit (other than commercial letters of credit with an initial maturity date of less than 90 days), acceptances and similar obligations issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) for purposes of the covenants set forth in Section 8.1, the net obligations of such Person under Hedge Agreements.

         "Indian Basin": El Paso Indian Basin, L.P., a Delaware limited partnership.

         "Indian Basin GP": El Paso Indian Basin GP, L.L.C., a Delaware limited liability company.

         "Indian Basin Indebtedness": Existing Indebtedness of Indian Basin owed by Indian Basin to El Paso, in an aggregate principal amount of $119,000,000, for which Indian Basin is to remain liable immediately after the Acquisition.

         "Initial Term Loan": as defined in Section 2.1(b).

         "Initial Term Loan Commitment": as to any Term Loan Lender, the obligation of such Term Loan Lender to make an Initial Term Loan hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Term Loan Lender's name on Schedule I under the heading "Initial Term Loan Commitment" or in any assignment and acceptance pursuant to which such Term Loan Lender becomes a party hereto, as such amount shall be reduced in accordance with the provisions of this Agreement.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.

         "Interest Payment Date": (a) as to any Alternate Base Rate Loan, the Quarterly Dates, commencing on June 30, 2002, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

         "Interest Period": with respect to any Eurodollar Loan:

                  (a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending fourteen days (if available) or one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending fourteen days (if available) or one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Working Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                  (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or the Term Loan Maturity Date, as applicable, shall end on the Revolving Credit Termination Date or the Term Loan Maturity Date, as applicable;

                  (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

                  (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

         "Intrastate": El Paso Energy Intrastate, L.P., a Delaware limited partnership.

         "Issuing Bank": JPMorgan, in its capacity as issuer of any Letter of Credit hereunder. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "Joint Venture": any Person in which the Borrower and/or its Subsidiaries hold more than 5% but less than a majority of the equity interests, and which does not constitute a Subsidiary of the Borrower, whether direct or indirect.

         "Joint Venture Charter": with respect to each Joint Venture, the partnership agreement, certificate of incorporation, by-laws, limited liability company agreement or other constitutive documents of such Joint Venture, as each of the same may be further amended, supplemented or otherwise modified in accordance with Section 8.9.

         "JPMorgan": JPMorgan Chase Bank.

         "L/C Commitment Amount": $10,000,000.

         "L/C Commitment Percentage": as to any L/C Participant at any time, the percentage determined under paragraph (a) of the definition of "Revolving Credit Commitment Percentage" in this Section 1.1.

         "L/C Disbursement": a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the Letters of Credit and (b) the aggregate amount of drawings under the Letters of Credit which have not then been reimbursed pursuant to subsection 3.5(a).

         "L/C Participants": the collective reference to all Lenders with Revolving Credit Commitments (other than the Issuing Bank).

         "Lenders": as defined in the opening paragraph of this Agreement.

         "Letters of Credit": as defined in subsection 3.1(a).

         "Leverage Ratio": as defined in the definition of "Applicable Margin".

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority, preferential arrangement or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

         "Limited Partner": EPN Holding Company I, L.P., a Delaware limited partnership, or any other Person acting as limited partner of the Borrower.

         "Loan": a Revolving Credit Loan or a Term Loan and "Loans" shall mean collectively the Revolving Credit Loans or the Term Loans or one or more of them as provided herein.

         "Loan Documents": this Agreement, the Notes, the Guarantees, the Security Documents, and the Applications.

         "Loan Parties": the Borrower, the General Partner, the Limited Partner, the Subsidiary Guarantors and each other Affiliate of the Borrower that from time to time is party to a Loan Document.

         "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under this Agreement or any of the other Loan Documents or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

         "Material Environmental Amount": an amount payable by the Borrower and/or its Subsidiaries in excess of $1,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

         "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "MIAGS": Matagorda Island Area Gathering System, a Texas joint venture.

         "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Proceeds": (a) in connection with any Asset Sale, Purchase Price Adjustment or Recovery Event, the proceeds thereof in the form of Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, Purchase Price Adjustment or Recovery Event, net of any applicable fees, expenses or other similar payment obligations, including, without limitation, any attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, amounts required to be applied to the repayment of the Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale, Purchase Price Adjustment or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith, net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and that of purchase price adjustments reasonably expected to be payable by the Borrower or Subsidiaries of the Borrower in connection therewith, and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds from such issuance or incurrence, net of any applicable fees, expenses or other similar payment obligations, including, without limitation, attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred (including amounts payable) in connection therewith.

         "Notes": the Revolving Credit Notes and the Term Notes.

         "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and reimbursement obligations in respect of Letters of Credit and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

         "Offshore Gathering & Transmission": El Paso Offshore Gathering & Transmission, L.L.C., a Delaware limited liability company.

         "Parent Guarantees": collectively, the Parent Guarantee made by the General Partner in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit E hereto, and the Parent Guarantee made by the Limited Partner in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit F hereto, as each may be amended, supplemented or otherwise modified from time to time.

         "Parent Pledge Agreement": the Pledge Agreement made by the General Partner and the Limited Partner in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit G hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "Participants": as defined in subsection 11.6(c).

         "Partnership Agreement": the Agreement of Limited Partnership of the Borrower among the partners of the Borrower effective as of March 7, 2002 and as in effect on the Closing Date, as amended, modified and supplemented from time to time in accordance with Section 8.9.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature (the term "Person" shall not be deemed to include, however, any joint tenancy or tenancy-in-common pursuant to which any property or assets may be owned in an undivided interest).

         "Pipeline GP Holding": EPN Pipeline GP Holding, L.L.C., a Delaware limited liability company.

         "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreements": collectively, the Borrower Pledge Agreement, the Parent Pledge Agreement, the Subsidiary Pledge Agreement and any other pledge agreement executed and delivered pursuant to Section 8.17.

         "Prince PSA": the Purchase and Sale Agreement, by and between EPN, as seller, and El Paso Production GOM Inc., as buyer, dated as of April 1, 2002.

         "Projections": the projections which were prepared by or on behalf of the Borrower in connection with the Transaction and delivered to the Administrative Agent and the Lenders prior to the Closing Date and attached hereto as Exhibit N.

         "Properties": the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries or any Joint Venture.

         "Property": any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Purchase Price Adjustment": the amount by which the aggregate consideration paid to the Sellers on the Closing Date is adjusted by an amount equal to the net of (i) total Purchase Price Decreases or Issue Price Decreases (as such terms are defined in the Acquisition Documents, other than the Prince
PSA), as the case may be, and (ii) total Purchase Price Increases or Issue Price Increases (as such terms are defined in the Acquisition Documents, other than the Prince PSA), as the case may be, as determined as of 7:00 a.m. (Central time) on April 1, 2002.

         "Quarterly Dates": the last day of each March, June, September and December in each year.

         "Recovery Event": any settlement of or payment in respect of any property insurance or casualty insurance claim or any condemnation proceeding relating to any Property of the Borrower or any of its Subsidiaries, excluding any such settlement or payment which, together with any related settlement or payment, yields gross proceeds to the Borrower or any of its Subsidiaries of less than $1,000,000.

         "Register": as defined in Section 11.6(b)(iv).

         "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Reimbursement Obligation": the obligation of the Borrower to reimburse the Issuing Bank pursuant to subsection 3.5(a) for amounts drawn under the Letters of Credit.

         "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Proceeds received by the Borrower or any of its Subsidiaries in connection therewith which are not applied to prepay the Term Loans pursuant to Section 4.1(c)(i) as a result of the delivery of a Reinvestment Notice.

         "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

         "Reinvestment Notice": written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Proceeds of an Asset Sale or Recovery Event to acquire or construct assets useful in its business.

         "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to directly or indirectly acquire (by purchase, construction, lease or otherwise) assets in any business of the Borrower or its Subsidiaries permitted by Section 8.13.

         "Reinvestment Prepayment Date": with respect to any Reinvestment Prepayment Amount relating to any Reinvestment Event, the earlier of (a) the date occurring nine months after the Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire (by purchase, construction, lease or otherwise) assets in any business of the Borrower or its Subsidiaries permitted by Section 8.13 with all or any portion of the relevant Reimbursement Deferred Amount.

         "Related Parties": with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reorganization Transactions": as defined in Section 4.13.

         "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

         "Required Lenders": at any time, Lenders the Total Credit Percentages of which aggregate at least 51%.

         "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, the Treasurer or any vice president of the General Partner or the Borrower.

         "Restricted Payment": as defined in Section 8.7.

         "Restricted Subsidiaries": as defined in the EPN Credit Agreement.

         "Revolving Credit Commitment": as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender's name on Schedule II under the heading "Revolving Credit Commitment" or in any assignment and acceptance pursuant to which such Revolving Credit Lender becomes a party hereto, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

         "Revolving Credit Commitment Percentage": as to any Lender at any time, with respect to any credit to be extended under, payment or prepayment to be made under, conversion or continuation under, participation in a Letter of Credit issued under, or other matter with respect to, the Revolving Credit Commitments, (a) a percentage, the numerator of which is such Lender's Revolving Credit Commitment and the denominator of which is the aggregate Revolving Credit Commitments then in effect or (b) if the Revolving Credit Commitments have been terminated, as to any Lender at any time, a percentage, the numerator of which is such Lender's Revolving Credit Exposure and the denominator of which is the Revolving Credit Exposure of all Lenders at such time.

         "Revolving Credit Commitment Period": the period from and including the date hereof to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

         "Revolving Credit Exposure": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's L/C Obligations then outstanding.

         "Revolving Credit Lender": any Lender having a Revolving Credit Commitment or Revolving Credit Exposure hereunder.

         "Revolving Credit Loans": as defined in Section 2.1(a).

         "Revolving Credit Note": as defined in subsection 2.2(e).

         "Revolving Credit Termination Date": the third anniversary of the Closing Date, and any other date on which the Revolving Credit Commitments are terminated.

         "Second Amendment": The Second Amendment, dated as of March 28, 2002, to the EPN Credit Agreement.

         "Security Agreements": collectively, the Borrower Security Agreement and the Subsidiary Security Agreement.

         "Security Documents": collectively, the Pledge Agreements and the Security Agreements.

         "Sellers": collectively, El Paso Tennessee Pipeline Co, a Delaware corporation, and El Paso Field Services Holding Company, a Delaware corporation.

         "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Solvent": with respect to any Person on a particular date, the condition that, on such date, (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small amount of capital. In computing the amount of contingent liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Subsidiaries Guarantee": the Subsidiaries Guarantee made by the Subsidiary Guarantors in favor of the Administrative Agent, for the benefit of the Lenders, substantially in the form of Exhibit H hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "Subsidiary": as to any Person (solely for purposes of this definition, the "Owning Person"), a corporation, partnership or other Person (solely for purposes of this definition, the "Owned Person") of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of the Owned Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Owning Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Subsidiary Guarantors": collectively, Intrastate, Pipeline GP Holding, EPGT Texas Pipeline, Hub Services, Warwink I, Warwink II, Warwink Gathering and Treating, Offshore Gathering and Transmission, Indian Basin GP, Indian Basin, EPN Gathering and Treating GP Holding, EPN Gathering and Treating, and each other Subsidiary of the Borrower which, from time to time, may become party to the Subsidiaries Guarantee.

         "Subsidiary Pledge Agreement": the Pledge Agreement made by each of the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit J hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "Subsidiary Security Agreement": the Security Agreement made by each of the Subsidiary Guarantors (including any security agreement executed and delivered pursuant to Section 8.17) in favor of the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit I hereto, as the same may be amended, supplemented or otherwise modified from time to time.

         "Term Loan" as defined in Section 2.1(b).

         "Term Loan Commitment": as to any Term Loan Lender, such Term Loan Lender's aggregate Initial Term Loan Commitment and Additional Term Loan Commitment.

         "Term Loan Lender": any Lender having a Term Loan Commitment hereunder and/or a Term Loan outstanding hereunder.

         "Term Loan Maturity Date": the third anniversary of the Closing Date.

         "Term Loan Percentage": as to any Term Loan Lender, (a) on the Closing Date, the percentage which such Term Loan Lender's Term Loan Commitment then outstanding constitutes of the aggregate Term Loan Commitments then outstanding or, (b) at any time after the Closing Date, the percentage which such Lender's Term Loans then outstanding constitutes of the aggregate Term Loans then outstanding.

         "Term Note": as defined in Section 2.2(e).

         "Termination Date": the later of (i) the Revolving Credit Termination Date and (ii) the Term Loan Maturity Date.

         "Total Credit Percentage": as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments and aggregate Term Loan Commitments then constituted by such Lender's Revolving Credit Commitment and Term Loan Commitment (it being agreed that upon termination or expiration of the Revolving Credit Commitments, or, as to the Term Loan Commitments, after the Closing Date, the Total Credit Percentage of any Lenders shall be determined,
(i) in the case of the termination or expiration of the Revolving Credit Commitments, by reference to the Revolving Credit Exposure of the Revolving Credit Lenders and such Lender's Revolving Credit Exposure; and (ii) as to the Term Loans, by reference to the aggregate principal amount of the Term Loans and if prior to the Additional Term Loan Borrowing Date, of the Term Loan Commitments of the Term Loan Lenders, and the aggregate principal amount of such Lender's Term Loans and if prior to the Additional Term Loan Borrowing Date, of its Term Loan Commitment).

         "Tranche": the collective reference to Eurodollar Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Revolving Credit Loans shall originally have been made on the same day).

         "Transaction": collectively, (i) the Acquisition, (ii) the Equity Contribution, (iii) the entering into of the Loan Documents and the incurrence of the Loans on the Closing Date and (iv) the payment of fees and expenses owing in connection with the foregoing.

         "Transaction Documents": the Loan Documents and the Acquisition Documents.

         "Transferee": any (i) Participant or (ii) assignee of this Agreement pursuant to Section 11.6(b).

         "Type": as to any Loan, its nature as an Alternate Base Rate Loan or a Eurodollar Loan.

         "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

         "Warwink I": El Paso Energy Warwink I Company, L.L.C., a Delaware limited liability company.

         "Warwink II": El Paso Energy Warwink II Company, L.L.C., a Delaware limited liability company.

         "Warwink Gathering and Treating": Warwink Gathering and Treating Company, a Texas general partnership.

         "Working Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

         Section 1.2 Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to any restrictions on assignments set forth herein), (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (iv) all references herein to Articles, Sections, Exhibits, Annexes and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Annexes and Schedules to, this Agreement.

                  (c) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II
                            AMOUNT AND TERMS OF LOANS

         Section 2.1 Loans and Commitments.

                  (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans (the "Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Commitment Percentage of the then outstanding L/C Obligations, does not exceed the amount of such Lender's Revolving Credit Commitment, provided that no such Revolving Credit Loan shall be made if, after giving effect thereto, Section 2.4 would be contravened. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b) Subject to the terms and conditions hereof, each Term Loan Lender severally agrees to make, (i) on the Closing Date, a term loan (the "Initial Term Loan") to the Borrower in an aggregate principal amount not to exceed its Initial Term Loan Commitment, and (ii) on a date occurring after the Closing Date but on or prior to the Additional Term Loan Borrowing Date, a term loan (the "Additional Term Loan") to the Borrower in an aggregate principal amount not to exceed its Additional Term Loan Commitment (Initial Term Loans and Additional Term Loans, collectively, the "Term Loans"). Once repaid, Term Loans may not be reborrowed.

                  (c) The Loans may from time to time be (i) Eurodollar Loans,
(ii) Alternate Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.3 and 4.2, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date or Term Loan Maturity Date, as applicable.

         Section 2.2 Repayment of Loans; Evidence of Debt.

                  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each (i) Revolving Credit Lender the then unpaid principal amount of each Revolving Credit Loan on the Revolving Credit Termination Date, and (ii) Term Loan Lender the then unpaid principal amount of each Term Loan on the Term Loan Maturity Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof, whether such Loan is a Term Loan or a Revolving Credit Loan, and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.2 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Revolving Credit Loans or Term Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note substantially in the form of Exhibit A hereto (a "Revolving Credit Note"), or a promissory note substantially in the form of Exhibit B hereto (a "Term Note"), as applicable, payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by any such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         Section 2.3 Procedure for Borrowing.

                  (a) The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Working Day, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or on any Business Day, otherwise, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time,
(a) three Working Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or
(b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of such Type of Revolving Credit Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the

Revolving Credit Commitments shall be in an amount equal to (x) in the case of Alternate Base Rate Loans, $500,000 or a whole multiple thereof (or, if the then Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in
Section 11.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

                  (b) The Borrower may borrow under the Initial Term Loan Commitments on the Closing Date, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, on the Closing
Date), specifying (i) the amount to be borrowed, (ii) that such Initial Term Loans shall be incurred on the Closing Date, and (iii) that such borrowing is to be of Alternate Base Rate Loans. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Each Term Loan Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 11.2 prior to 2:00 P.M., New York City time, on the Closing Date in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders and in like funds as received by the Administrative Agent.

                  (c) The Borrower may borrow under the Additional Term Loan Commitments on any date after the Closing Date but on or prior to the Additional Term Loan Borrowing Date, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Working Days prior to the requested Borrowing Date, if all or any part of the requested Additional Term Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of such Type of Additional Term Loan and the respective lengths of the initial Interest Period therefor. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Each Term Loan Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in
Section 11.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders and in like funds as received by the Administrative Agent.

         Section 2.4 Limitations on Loans. No requested Revolving Credit Loan shall be made if the aggregate Revolving Credit Exposure (after giving effect to such requested Revolving Credit Loan) would exceed the then aggregate Revolving Credit Commitments. No requested Term Loan shall be made, if the aggregate amount of the Term Loans outstanding (after giving effect to such requested Term
Loan) would exceed the then aggregate Term Loan Commitments.

         Section 2.5 Commitment Fee. The Borrower agrees to pay to the Administrative Agent the following:

                  (a) for the account of each Revolving Credit Lender a commitment fee for the period from and including the date hereof to the Revolving Credit Termination Date, computed at the rate per annum equal to 0.50% on the average daily amount of the Available Revolving Credit Commitment of such Lender, during the period for which payment is made, payable quarterly in arrears on each Quarterly Date, commencing on June 30, 2002, and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof ; and

                  (b) for the account of each Term Loan Lender a commitment fee for the period from and including the date hereof to the Additional Term Loan Borrowing Date (or such earlier date as the aggregate Additional Term Loan Commitments shall be reduced to zero or terminated pursuant to the terms of this Agreement), computed at the rate per annum equal to 0.50% on the average daily amount of the Additional Term Loan Commitment of such Lender, during the period for which payment is made, payable in arrears on the Additional Term Loan Borrowing Date or such earlier date as the Additional Term Loan Commitments shall terminate pursuant to the terms of this Agreement.

         Section 2.6 Termination or Reduction of Commitments.

                  (a) The Borrower shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof.

                  (b) Any reduction of Revolving Credit Commitments pursuant to subsection 2.6(a) or 4.1(d) shall reduce permanently the Revolving Credit Commitments then in effect.

                  (c) Any or all of the Initial Term Loan Commitments remaining unused shall automatically terminate at 5:00 p.m. (New York City time) on the Closing Date.

                  (d) Any or all of the Additional Term Loan Commitments remaining unused shall automatically terminate at 5:00 p.m. (New York City time) on the Additional Term Loan Borrowing Date or on such earlier date as any Additional Term Loans are funded.

                                   ARTICLE III
                                LETTERS OF CREDIT

         Section 3.1 Issuance of Letters of Credit.

                  (a) Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.3(a), agrees to issue letters of credit (the "Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (1) the L/C Obligations would exceed the L/C Commitment or (2) the Available Revolving Credit Commitment would be less than zero or (3) the aggregate Revolving Credit Exposure would exceed the then aggregate Revolving Credit Commitments.

                  (b) Each Letter of Credit shall:

                           (i) be denominated in Dollars and shall be either (A)
a standby letter of credit issued to support obligations of the Borrower or any Subsidiary of the Borrower, contingent or otherwise, in connection with the working capital and business needs of the Borrower or such Subsidiary of the Borrower, as the case may be, in the ordinary course of business, or (B) a commercial letter of credit issued in respect of the purchase of goods or services by the Borrower or any Subsidiary of the Borrower in the ordinary course of business; and

                           (ii) expire no later than the earlier of (A) one year
after the date of issuance or renewal thereof in accordance with the term of such Letter of Credit; provided that any Letter of Credit with an expiry date occurring one year after its issuance may be renewed for additional one-year periods and (B) five Business Days prior to the Revolving Credit Termination Date.

                  (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         Section 3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Borrower. The Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

         Section 3.3 Participations and Payments in Respect of the Letters of Credit.

                  (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's L/C Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder.

                  (b) Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed on the day of such payment in full by the Borrower in immediately available funds, such Revolving Credit Lender shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's L/C Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. Each L/C Participant's obligation to make each such payment to the Issuing Bank, and the Issuing Bank's right to receive the same, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limiting the effect of the foregoing, the occurrence or continuance of a Default or Event of Default or the failure of any other L/C Participant to make any payment under this Section 3.3, and each L/C Participant further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each L/C Participant shall indemnify and hold harmless the Issuing Bank from and against any and all losses, liabilities (including, without limitation, liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including reasonable attorneys' fees) resulting from any failure of such L/C Participant to provide, or from any delay in providing, the Issuing Bank with such L/C Participant's L/C Commitment Percentage of such payment in accordance with the provisions of this
Section 3.3, but no L/C Participant shall be so liable for any such failure on the part of any other L/C Participant.

                  (c) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.3(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within two Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C

Participant pursuant to subsection 3.3(a) is not in fact made available to the Issuing Bank by such L/C Participant within two Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Alternate Base Rate Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this Section 3.3 shall be conclusive in the absence of manifest error.

                  (d) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.3(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

         Section 3.4 Fees, Commissions and Other Charges.

                  (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Bank, a fronting fee with respect to each Letter of Credit for the period from and including the date of issuance thereof to but not including the Expiry Date thereof, computed at the rate of 1/8 of 1% per annum on the average daily amount of the undrawn and unexpired amount of such Letter of Credit. Such fronting fee shall be payable quarterly in advance on the date of issuance of each Letter of Credit and on the Quarterly Dates thereafter, commencing on June 30, 2002. Such fee shall be nonrefundable.

                  (b) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Letter of Credit for the period from and including the date of issuance thereof to but not including the Expiry Date thereof, computed at the rate of the then Applicable Margin for Eurodollar Loans per annum on the average daily amount of the undrawn and unexpired amount of such Letter of Credit. Such commission shall be payable to the L/C Participants to be shared ratably among them in accordance with their respective L/C Commitment Percentages. Such commission shall be payable quarterly in advance on the date of issuance of each Letter of Credit and on the Quarterly Dates thereafter, commencing on June 30, 2002. Such fee shall be nonrefundable.

                  (c) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this Section 3.4.

                  (e) The fees and commissions described in the preceding paragraphs (a) and (b) shall be based on a 360 day year. If any amounts in the preceding paragraphs (a) and (b) shall be payable on a day that is not a Working Day, such amount shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such amount into another calendar month in which event such amount shall be payable on the immediately preceding Working Day.

         Section 3.5 Reimbursement Obligation of the Borrower.

                  (a) The Borrower agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

                  (b) Unless otherwise notified by the Borrower, each drawing under a Letter of Credit shall constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.3 of Revolving Credit Loans which are Alternate Base Rate Loans in the amount of such drawing, subject to satisfaction of the conditions set forth in Section 6.2. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

                  (c) Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section 3.5 from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Alternate Base Rate Loans which were then overdue.

         Section 3.6 Obligations Absolute.

                  (a) The Borrower's obligations under this Article III shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank or any beneficiary of any Letter of Credit.

                  (b) The Borrower also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of any Letter of Credit or any such transferee.

                  (c) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

                  (d) The Borrower agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence of willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Bank to the Borrower.

         Section 3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

         Section 3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

                                   ARTICLE IV
                          GENERAL PROVISIONS FOR LOANS

         Section 4.1 Optional and Mandatory Prepayments.

                  (a) The Borrower may on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of Alternate Base Rate Loans, prepay the Revolving Credit Loans, the Term Loans, or both, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Administrative Agent, specifying (i) the date and amount of prepayment, (ii) whether the prepayment is of Eurodollar Loans, Alternate Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each, and (iii) whether the prepayment is of Revolving Credit Loans, Term Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Applicable Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, with accrued interest to such date on the amount prepaid in the case of prepayment of the Term Loans. Partial prepayments (x) of Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof, and (y) of Term Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  (b) If on any date (including any date on which a certificate of a Responsible Officer of the Borrower is delivered pursuant to subsection 7.2(b)) the sum of the aggregate Revolving Credit Exposure then outstanding exceeds the then aggregate Revolving Credit Commitments, then, without notice or demand, the Borrower shall promptly prepay the Revolving Credit Loans in an amount equal to such excess.

                  (c) (i) At any time the Borrower or any Subsidiary of the Borrower shall receive Net Proceeds from a Recovery Event (excluding a Channel Recovery Event) or Asset

Sale then, unless a Reinvestment Notice shall be delivered in respect thereof, the Borrower shall repay the Loans within 5 Business Days after the date such proceeds were received in an amount equal to 100% of such Net Proceeds as provided in Section 4.1(d), provided, that notwithstanding the foregoing, on each Reinvestment Prepayment Date, the Borrower shall repay the Loans within 5 Business Days after such date in an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Recovery Event or Asset Sale as provided in
Section 4.1(d).

                  (ii) At any time after the Closing Date that EPN or any of its Restricted Subsidiaries shall receive Net Proceeds from any issuance or sale of Equity Interests or debt securities issued pursuant to existing or future EPN indentures by EPN or any of its Restricted Subsidiaries, the Borrower shall repay the Loans within 5 Business Days after the date such proceeds were received in an amount equal to 100% of such Net Proceeds as provided in Section 4.1(d), provided, that the prepayment of the Loans shall not be required (x) so long as on the most recent Quarterly Date the Leverage Ratio for the Calculation Period ending on such date was less than 4.00:1.00 or (y) as provided in Section 4.1(e).

                  (iii) At any time the General Partner, the Limited Partner, the Borrower or any Subsidiary of the Borrower shall receive Net Proceeds from any Purchase Price Adjustment, the Borrower shall repay the Loans within 5 Business Days after the date such proceeds were received in an amount equal to 100% of such Net Proceeds as provided in Section 4.1(d).

                  (d) (i) Amounts of any prepayments made in accordance with
Section 4.1(b) or (c) shall be applied (A) first, toward the repayment of Term Loans then outstanding and (B) second, to the extent in excess thereof, as a permanent reduction to the Revolving Credit Commitments in accordance with
Section 2.6(b), and (C) third, after payment in full of the Revolving Credit Loans and Reimbursement Obligations outstanding, as Cover for the L/C Obligations in an amount of such remaining excess.

                  (ii) The application of any prepayment pursuant to subsection 4.1(b) or (c) shall be made first to Alternate Base Rate Loans and second to Eurodollar Loans within a Class of Loans. Each prepayment of the Loans under subsection 4.1(b) or (c) (other than Revolving Credit Loans that are Alternate Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                  (e) For purposes of Section 4.1(c)(ii), Net Proceeds of any of the following issuances of Equity Interests by EPN or any of its Restricted Subsidiaries shall not be required to be applied in prepayment of the Loans:

                           (i) issuances in connection with the Equity
Contribution;

                           (ii) issuances upon the exercise of any options or
warrants to purchase equity or debt securities of EPN or its Restricted Subsidiaries;

                           (iii) issuances to the management of (A) EPN or (B)
its Restricted Subsidiaries;

                           (iv) issuances made in connection with an
acquisition, whether such issuance is of securities issued directly to the seller or such issuance is issued to the public and the cash is used in full to pay the purchase price for such acquisition;

                           (v) issuances to (A) Affiliates of EPN (provided,
that for purposes of this Section 4.1(e), such issuances, other than issuances to Restricted Subsidiaries of EPN, shall not exceed in the aggregate $20,000,000) or its Restricted Subsidiaries or (B) EPN or its Restricted Subsidiaries; or

                           (vi) issuances and sales of equity securities by EPN,
from time to time, through Brinson Patrick Securities Corporation, or such other sales manager, on a best efforts basis pursuant to such sales manager's DOCS Financing Program, or such other similar program.

         Section 4.2 Conversion and Continuation Options.

                  (a) The Borrower may elect from time to time to convert Eurodollar Loans to Alternate Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Alternate Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Working Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Applicable Lender thereof. All or any part of outstanding Eurodollar Loans and Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section
4.3 shall not have been contravened and (iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date or Term Loan Maturity Date, as applicable.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 4.3 would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date or the Term Loan Maturity Date, as applicable, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Alternate Base Rate Loans on the last day of such then expiring Interest Period.

         Section 4.3 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Loans comprising each Tranche shall be equal to $2,000,000 or a whole multiple of $500,000 in excess thereof, and (b) the number of Tranches then outstanding shall not exceed eight.

         Section 4.4 Interest Rates and Payment Dates.

                  (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

                  (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is the higher of (A) the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 4.4 plus 2% and (B) the Alternate Base Rate plus 1%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this
Section 4.4 shall be payable from time to time on demand.

         Section 4.5 Computation of Interest and Fees.

                  (a) Except as otherwise provided in Section 3.4(e), interest on Alternate Base Rate Loans, commitment fees and interest on overdue interest, commitment fees and other amounts payable hereunder shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 4.4(a).

         Section 4.6 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Alternate Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as Alternate Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Alternate Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

         Section 4.7 Pro Rata Treatment and Payments.

                  (a) Each borrowing by the Borrower from the Revolving Credit Lenders hereunder, each payment by the Borrower on account of any commitment fee payable pursuant to Section 2.5(a) hereunder and any reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the respective Revolving Credit Commitment Percentages of the Revolving Credit Lenders. Each payment of the Borrower on account of any commitment fee payable pursuant to Section 2.5(b) shall be made pro rata according to the respective Term Loan Percentages of the Term Loan Lenders. On the Closing Date in the case of the Initial Term Loans, and after the Closing Date but on or prior to the Additional Term Loan Borrowing Date, in the case of the Additional Term Loans, the borrowing by the Borrower from the Term Loan Lenders hereunder shall be made pro rata according to the respective Term Loan Percentages of the Term Loan Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the (i) Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Loan Lenders, or (ii) Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 11.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the

Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension and with respect to payments of fees, such fees accruing during such extension shall be payable on the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its Applicable Commitment Percentage of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Lender's Applicable Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Applicable Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 4.7 shall be conclusive in the absence of manifest error. If such Lender's Applicable Commitment Percentage of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrower.

         Section 4.8 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Alternate Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Alternate Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.11.

         Section 4.9 Requirements of Law.

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive

(whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject any Lender to any tax of any kind
whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 4.10 and changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any
reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                           (iii) shall impose on such Lender any other
condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in the Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section 4.9, it shall promptly notify the Borrower, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 4.9 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         Section 4.10 Taxes.

                  (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and each Lender, net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or such Lender, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Lender (excluding a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 4.10 shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (i) deliver to the Borrower and the Administrative
Agent (A) two duly completed copies of United States Internal Revenue Service Form W8-ECI or W8-BEN, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                           (ii) deliver to the Borrower and the Administrative
Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (iii) obtain such extensions of time for filing and
complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form W8-ECI or W8-BEN, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to Section 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section 4.10, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

         Section 4.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Eurodollar Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         Section 4.12 Lenders Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after it becomes aware that it has been or will be affected by the occurrence of an event or the existence of a condition described under Section 4.8 or subsection 4.9(a) or 4.10(a), it will, to the extent not inconsistent with such Lender's internal policies, use its best efforts (a) to provide written notice to the Borrower describing such condition and the anticipated effect thereof and (b) to make, fund or maintain the affected Eurodollar Loans of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to Section 4.8 or subsection 4.9(a) or 4.10(a) would be materially reduced or the illegality or other adverse circumstances which would otherwise require such payment pursuant to Section 4.8 or subsection 4.9(a) or 4.10(a) would cease to exist and if, as determined by such Lender, in its sole discretion, the making, funding or maintaining of such Loans through such other lending office would not otherwise adversely affect such Loans or such Lender. The Borrower hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this Section 4.12.

         Section 4.13 Certain Permitted Transactions. Notwithstanding any provision in the Loan Documents and without increasing the obligations of the Lenders under Articles II and III of this Agreement, the Borrower shall have the right to effect a reorganization (the "Reorganization Transactions") of the Subsidiaries acquired in the Acquisition as follows:

                  (a) The Borrower and its Subsidiaries shall be permitted to convert Warwink I, Warwink II and Offshore Gathering & Transmission from limited liability companies into limited partnerships, with the Borrower owning a 99% limited partnership interest in each converted Subsidiary and EPN Gathering and Treating owning the 1% general partnership interest thereof.

                  (b) The Borrower shall also be permitted to effect the merger of Indian Basin GP with and into EPN Gathering and Treating, such that EPN Gathering and Treating will be the survivor of such merger.

                  (c) The Borrower shall be permitted to contribute those assets referred to as the "Waha" and "Carlsbad" assets to EPN Gathering and Treating.

The Borrower and its Subsidiaries intend that during and after the consummation of the Reorganization Transactions, the Security Documents shall continue to be effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid enforceable, and first perfected security interest in the Collateral covered thereby prior to the Reorganization Transactions that is affected by the Reorganization Transactions (as the nature of such Collateral may change pursuant to the Reorganization Transactions). The Loan Parties and the Administrative Agent shall enter into such amendments to the Security Documents or other instruments that are necessary to reflect the Reorganization Transactions and effect or continue such perfected security interests in such Collateral.

         Section 4.14 Acquisition; Disposition. If the Borrower or any of its Subsidiaries acquires any Acquired Business or makes any sale or disposition of any assets or property having a value in excess of $5,000,000 pursuant to subsection 8.6(b) during any Calculation Period, Consolidated EBITDA, Consolidated Tangible Net Worth, Consolidated Interest Expense, and Consolidated Total Indebtedness for such Calculation Period will be determined on a pro forma basis as if such Acquired Business was acquired or such assets or property was sold or disposed of on the first day thereof. Such pro forma adjustments will be subject to delivery to the Administrative Agent of a certificate of a Responsible Officer of the Borrower. Such certificate may be delivered at any time after the last day of the first fiscal quarter of the Borrower to end after the related acquisition date with respect to any Acquired Business or the related disposition date with respect to any such sale or disposition. Each such certificate shall be accompanied by supporting information and calculations with respect to each such Acquired Business, sale or disposition and such other information as any Lender, through the Administrative Agent, may reasonably request For purposes of determining satisfaction of Section 6.2(d), effect shall be given on the date of determination to pro forma adjustments as described in this Section 4.14 with respect to any Acquired Business that has been acquired as of such date.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

         Section 5.1 Financial Condition. (a) The unaudited pro forma combined balance sheet of the Borrower and its Subsidiaries as of the Closing Date and the unaudited pro forma combined income statements of the assets acquired by the Borrower and its Subsidiaries pursuant to the Acquisition (together with the data needed to calculate Consolidated EBITDA) for each of the years ended December 31, 2000 and December 31, 2001, respectively, copies of which have been heretofore been furnished to the Administrative Agent and each Lender, present fairly on an actual basis, with respect to the balance sheet, the financial position of the Borrower and its Subsidiaries on the Closing Date and on a historical basis, with respect to the income statements, the financial position of the assets acquired by the Borrower and its Subsidiaries pursuant to the Acquisition, for the periods covered thereby, and are based on good faith assumptions believed by the management of the Borrower to be reasonable at the time made.

                  (b) The Projections delivered to the Administrative Agent and the Lenders prior to the Closing Date have been prepared in good faith and are based on reasonable assumptions on the Closing Date, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower on the Closing Date to be misleading in any material respect or which fail to take into account material information known to the Borrower on the Closing Date regarding the matters reported therein. On the Closing Date, Borrower believes that the Projections are reasonable; it being recognized by the Administrative Agent and the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and such differences may be material.

         Section 5.2 No Change. Since December 31, 2001 (but for this purpose, assuming that the Transaction had occurred immediately prior thereto), (a) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Equity Interests of the Borrower except as permitted by Section 8.7, nor has any of the Equity Interests of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

         Section 5.3 Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation, limited partnership, or limited liability company, as the case may be, and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 5.4 Power; Authorization; Enforceable Obligations.

                  (a) The Borrower has the power and authority, and the legal right, to make, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the Notes or the Applications. This Agreement has been, and each Note and the Applications will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each Note and each other Loan Document to which the Borrower is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (b) Each of the Subsidiary Guarantors has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which such Subsidiary Guarantor is a party. Each of the Loan Documents to which such Subsidiary Guarantor is a party will be duly executed and delivered on behalf of such Subsidiary Guarantor. Each Loan Document to which such Subsidiary Guarantor is a party will, when executed and delivered, constitute a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         Section 5.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of any Loan Party, or, to the best knowledge of the Borrower, any Joint Venture any of the interests in which is owned by a Subsidiary of the Borrower, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

         Section 5.6 No Material Litigation. Except as set forth on Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries, or, to the best knowledge of the Borrower, any Joint Venture any of the interests in which is owned by a Subsidiary of the Borrower, or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes or any of the other Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

         Section 5.7 No Default. As of the Closing Date, all Contractual Obligations of any Loan Party are in full force and effect except in any respect which could not reasonably be expected to have a Material Adverse Effect. No Loan Party, and, to the best knowledge of the Borrower, no Joint Venture any of the interests in which is owned by a Subsidiary of the Borrower, is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         Section 5.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property necessary for its operations as then conducted, and good title to, or a valid leasehold interest in, all its other property, and none of such property necessary for its operations as then conducted is subject to any Lien except as permitted by Section 8.3.

         Section 5.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

         Section 5.10 No Burdensome Restrictions. The Borrower, in good faith, does not believe any Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         Section 5.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

         Section 5.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

         Section 5.13 ERISA. No Loan Party has or is a party to, or has any matured or contingent obligations under, any Plans.

         Section 5.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

         Section 5.15 Subsidiaries. The Persons set forth on Schedule 5.15 constitute all of the Subsidiaries of the Borrower as of the Closing Date (both before and after the Reorganization Transactions as indicated in such Schedule), and the percentage of the Equity Interests owned by the Borrower in each such Person as of such date (both before and after the Reorganization Transactions as indicated in such Schedule). As of the Closing Date, there are no Joint Ventures.

         Section 5.16 Purpose of Loans, Letters of Credit. All proceeds of the Initial Term Loans shall be used on the Closing Date to finance a portion of the Acquisition and to pay related fees and expenses. All proceeds of the Additional Term Loans shall be used to repay the Indian Basin Indebtedness. The proceeds of the Revolving Credit Loans shall be used by the Borrower for working capital purposes and other general corporate purposes, and shall not be used to finance the Acquisition or to pay fees and expenses in connection therewith other than to finance any Purchase Price Adjustment payable to the Sellers reasonably satisfactory to the Administrative Agent. The Letters of Credit shall be used for the purposes described in subsection 3.1(b).

         Section 5.17 Environmental Matters. Except as set forth on Schedule
5.17:

                  (a) To the best knowledge of the Borrower, the Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

                  (b) To the best knowledge of the Borrower, the Properties and all operations at the Properties are in compliance, and have in the period commencing six months prior to the date hereof been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental

Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries or any Joint Venture (the "Business") which could materially interfere with the continued operation of any material Property or which could reasonably be expected to have a Material Adverse Effect.

                  (c) Neither the Borrower nor any of its Subsidiaries nor, to the best knowledge of the Borrower, any Joint Venture has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or could reasonably be expected to result in the payment of a Material Environmental Amount.

                  (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary, or, to the best knowledge of the Borrower, any Joint Venture, is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

                  (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary or any Joint Venture, in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

                  (g) There are no Liens arising under or pursuant to any Environmental Laws on any of the real properties or properties owned or leased by any Loan Party, and no government actions have been taken or are in process which could subject any of such properties to such Liens and no Loan Party would be required to place any notice or restriction relating to the presence of Hazardous Materials at any properties owned by it in any deed to such properties.

                  (h) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any Loan Party in relation to any properties or facility now or previously owned or leased by any Loan Party which have not been made available to the Lenders.

         Section 5.18 Accuracy and Completeness of Information. The factual statements contained in the financial statements (other than financial projections) referred to in Section 5.1, the Loan Documents, the Confidential Information Memorandum dated March 2002 and any other certificates or documents furnished or to be furnished (but only, with respect to documents furnished after the Closing Date, documents provided pursuant to subsection 7.2(d)) to the Administrative Agent or the Lenders from time to time in connection with this Agreement, taken as a whole, do not and will not, to the knowledge of the Borrower, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact (other than omissions that pertain to matters of a general economic nature, matters generally known to the Administrative Agent or matters of public knowledge that generally affect any of the industry segments included in the Business of the Borrower, its Subsidiaries or any Joint Venture) necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, such knowledge qualification being given only with respect to factual statements made by Persons other than the Borrower, and all financial projections contained in any such document or certificate have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable.

         Section 5.19 Security Documents. The Pledge Agreements are each effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the respective Interests described therein and proceeds thereof, and the Pledge Agreements each constitute a fully perfected first Lien on, and security interest in, all right, title and interest of the General Partner, the Limited Partner, the Borrower or the Subsidiary Guarantors, as applicable, in such Interests and Pledged Certificates described therein and in proceeds thereof superior in right to any other Person (subject to the Liens permitted pursuant to Section 8.3). Each Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the respective collateral described therein and proceeds thereof, and the Security Agreements constitute fully perfected, first priority Liens on, and security interests in (subject to the Liens permitted pursuant to Section 8.3), all right, title and interest of the Borrower and the Subsidiary Guarantors in such collateral and the proceeds thereof superior in right to any other Person other than Liens permitted hereby.

         Section 5.20 Solvency. After giving effect to the Transaction, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

         Section 5.21 Transaction. At the time of the consummation thereof, the Transaction has been consummated in all material respects in accordance with the terms of the respective Transaction Documents and all applicable laws. All actions taken by any Loan Party pursuant to or in furtherance of the Transaction have been taken in all material respects in compliance with the respective Transaction Documents and all applicable laws.

         Section 5.22 Insurance. Schedule 5.22 sets forth a true and complete description of all insurance maintained by the Borrower and its Subsidiaries as of the Closing Date (after giving effect to the Transaction), with the amounts insured (and any deductibles) set forth therein.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         Section 6.1 Conditions to Initial Extensions of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) for the account of each Lender which requests the same, a Revolving Credit Note and/or a Term Note, as applicable, executed and delivered by a duly authorized officer of the Borrower, and (iii) each of the Guarantees and Security Documents, executed and delivered by a duly authorized officer of each Loan Party thereto and satisfactory in form to the Administrative Agent.

                  (b) Related Agreements. The Administrative Agent shall have received true and correct copies, certified as to authenticity by the Borrower, of the Partnership Agreement, the certificate of limited partnership of the Borrower, the limited liability company agreement, limited partnership agreement, or other equivalent governance documents, as the case may be, of each Subsidiary of the Borrower, the General Partner and the Limited Partner, and such other documents or instruments as may be reasonably requested by the Administrative Agent.

                  (c) Borrowing Certificate. The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit K, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Treasurer or any Vice President of the Borrower and the Secretary or any Assistant Secretary of the Borrower.

                  (d) Partnership Proceedings of the Borrower. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Managing Members of the General Partner authorizing on behalf of the Borrower (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by the Borrower of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of the General Partner on behalf of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded (except in connection with the Reorganization Transactions).

                  (e) Borrowers Incumbency Certificate. The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Treasurer or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (f) Corporate Proceedings of the Borrower Partners. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of both the Managing Members of the General Partner and the general partner of the Limited Partner authorizing (i) the execution, delivery and performance of the Loan Documents to which the General Partner or the Limited Partner, as applicable, is a party and
(ii) the granting by the General Partner or the Limited Partner, as applicable, of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of the General Partner or the Limited Partner, as applicable, as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded (except in connection with the Reorganization Transactions).

                  (g) Borrower Partners Incumbency Certificates. The Administrative Agent shall have received both a certificate of each of the Borrower Partners, dated the Closing Date, as to the incumbency and signature of the officers of the General Partner or the Limited Partner, as applicable, executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Treasurer or any Vice President and the Secretary or any Assistant Secretary of the General Partner or the Limited Partner, as applicable.

                  (h) Proceedings of Subsidiaries. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Managing Member(s), the Board of Directors, or the Managing Members of the General Partner, as applicable, of each Subsidiary of the Borrower which is a party to a Loan Document authorizing
(i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded (except in connection with the Reorganization Transactions).

                  (i) Subsidiary Incumbency Certificates. The Administrative Agent shall have received a certificate of each Subsidiary of the Borrower which is a Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of such Subsidiary executing any Loan Document, satisfactory in form and substance to the Administrative Agent, executed by the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Treasurer or any Vice President and the Secretary or any Assistant Secretary of each such Subsidiary.

                  (j) Corporate Documents. The Administrative Agent shall have received true and complete copies of the certificate of formation, certificate of limited partnership or equivalent document, as the case may be, of the General Partner, the Limited Partner, and each Subsidiary of the Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Subsidiary.

                  (k) Consummation of the Transaction. (i) There shall have been delivered to the Administrative Agent true and correct copies of the Acquisition Documents. The Acquisition Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and shall not have been amended in any material respect without the consent of the Administrative Agent. All of the conditions precedent to the consummation of the Acquisition as set forth in the Acquisition Documents shall have been satisfied (and not waived, unless consented to by the Administrative Agent) to the reasonable satisfaction of the Administrative Agent. The Acquisition shall, substantially contemporaneously with the funding of the Initial Term Loans under the Term Loan Facility, be consummated in accordance with the terms and conditions of the Acquisition Documents and all applicable laws. In addition, all assets acquired by the Borrower and its Subsidiaries pursuant to the Acquisition shall be free and clear from any Liens.

                  (ii) (A) The Equity Contribution shall have been paid or otherwise effected in form and in substance satisfactory to the Administrative Agent and (B) the proceeds of the cash portion of the Equity Contribution shall have been used to make payments owing in connection with the Transaction, and the remaining portion of the Equity Contribution shall have been effected in connection with the Transaction, substantially contemporaneously with the use of the proceeds of the Initial Term Loans incurred on the Closing Date for such purpose. The Equity Contribution shall have been consummated in accordance with all applicable laws.

                  (l) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower (i) attaching copies of all consents, authorizations and filings referred to in Section 5.4, and (ii) stating that such consents, licenses and filings are in full force and effect, and each such consent, authorization and filing shall be in form and substance satisfactory to the Administrative Agent.

                  (m) Fees. The Administrative Agent and each Lender shall have received the fees to be received on or before the Closing Date as separately agreed to between each of them and the Borrower.

                  (n) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and each Lender in form and substance reasonably satisfactory to the Administrative Agent.

                  (o) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates, if any, representing the limited partnership interests, limited liability company interests and general partnership interests pledged pursuant to each of the Pledge Agreements, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

                  (p) Lien Searches. The Administrative Agent shall have received lien searches reflecting no prior Liens on the Collateral.

                  (q) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly completed financing statements on form UCC-1 and amendments to financing statements on form UCC-3, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed (subject only to filings thereof to be completed within 10 days of the Closing Date).

                  (r) Insurance.

                           (i) The Administrative Agent shall have received
evidence in form and substance satisfactory to it that all of the requirements of Section 7.5 shall have been satisfied.

                           (ii) The Lenders shall be satisfied with, the amount,
coverage and carriers of the insurance carried by the Borrower and its Subsidiaries (as set forth in Schedule 5.22).

                  (s) Good Standing Certificates. The Administrative Agent shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Borrower and each other Loan Party in each state where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, partnership or limited liability company, as the case may be.

                  (t) Litigation, Etc. Except as set forth on Schedule 5.6, no suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction, order, or judgment by a state or federal court shall have been entered (i) in connection with any Loan Document or any of the transactions contemplated hereby or thereby or (ii) which, in any such case could reasonably be expected to have a Material Adverse Effect.

                  (u) Consents. All material governmental and third party approvals (or arrangements satisfactory to the Lenders in lieu of such approvals) necessary or advisable in connection with the Transaction or the financings or other transactions contemplated hereby and by the other Loan Documents and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all material applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the consummation of the Transaction or the financings or other transactions contemplated hereby. No judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon, or making economically unfeasible, the consummation of the Transaction or the transactions contemplated by the Transaction shall have been entered.

                  (v) Material Adverse Effect. No event which has or could have a Material Adverse Effect shall have occurred.

                  (w) Financial Statements. The Administrative Agent shall have received, with a counterpart for each Lender, complete copies of the financial statements and Projections described in Section 5.1.

                  (x) Subsidiaries. Except MIAGS, each of the Loan Parties shall be a wholly-owned, indirect subsidiary of EPN.

                  (y) Leverage Ratio. (i) On the Closing Date (and immediately after giving effect to the Transaction and the related financings), the Leverage Ratio for the year ended December 31, 2001 (calculated as if the Borrower or its Subsidiaries had acquired the assets acquired pursuant to the Acquisition on the first day of such period) shall be no greater than 5.50:1.00 and (ii) the Administrative Agent shall have received a certificate of the Borrower's chief financial officer certifying (and showing the calculations therefor in reasonable detail) as to such Leverage Ratio on the Closing Date (it being understood that any pro forma adjustments from the actual Consolidated EBITDA for the year ended December 31, 2001 of the assets acquired pursuant to the Acquisition shall be reasonably satisfactory to the Administrative Agent).

                  (z) Second Amendment. The Administrative Agent shall have received a copy of the Second Amendment, executed and delivered by a duly authorized officer of EPN, El Paso Energy Partners Finance Corporation, JPMorgan and the Required Lenders (as such term is defined in the EPN Credit Agreement).

                  (aa) Additional Matters. All corporate, company, partnership and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lenders, and the Lenders shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as any of them shall reasonably request.

         Section 6.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit (including the renewal or extension of a Letter of Credit and its Additional Term Loan) requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (unless such representations and warranties are stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

                  (c) Additional Matters. The Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or by the other Loan Documents as it shall reasonably request.

                  (d) At the time of and immediately after giving effect to such extension of credit, the ratio of (X) Consolidated Total Indebtedness at such date to (Y) the Consolidated EBITDA for the most recent Calculation Period together with the period from the last day of the most recent Calculation Period to the date of such extension of credit shall not exceed the appropriate ratio for such date set forth in the table in Section 8.1(b).Each borrowing by the Borrower hereunder, and each issuance or renewal or extension of a Letter of Credit hereunder, shall constitute a representation and warranty by the Borrower as of the date of such extension of credit or such conversion that the conditions contained in this Section 6.2 have been satisfied; provided that with respect to paragraph (d) above, such representation and warranty shall be made by the Borrower in good faith based upon assumptions believed by the Borrower to be reasonable.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as any Commitment remains in effect, or any Obligation remains outstanding and unpaid, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

         Section 7.1 Financial Statements. Furnish to the Administrative Agent, with copies for the Lenders:

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (beginning with the fiscal year ending December 31, 2002), a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated and consolidating financial statements of the Borrower and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

                  (c) as soon as possible, but in any event not later than 60 days after the Closing Date, financial statements satisfying the requirements of the Securities and Exchange Commission under Item 7 of Form 8-K;

                  (d) concurrently with the delivery of the financial statements for any fiscal year described in paragraph (a) or (c) of this Section 7.1, the unaudited consolidating balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related unaudited consolidating statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidating financial statements of the Borrower and its consolidated Subsidiaries;

                  (e) as soon as available, but in any event within 120 days after the end of each fiscal year of each material Joint Venture any of the interests in which is owned by a Subsidiary of the Borrower, a copy of the audited balance sheet of such Joint Venture, as at the end of such year and the related unaudited statements of income and retained earnings and of cash flows of such Joint Venture, for such year, setting forth in each case in a comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; and

                  (f) concurrently with the delivery of the financial statements referred to in subsection 7.1(b), the unaudited balance sheet of each Joint Venture any of the interests in which is owned by a Subsidiary of the Borrower, as at the end of each such quarter of such Joint Venture, and the related unaudited consolidated statements of income and retained earnings and of cash flows of such Joint Venture, for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, in each case received by the Borrower or any of its Subsidiaries during such fiscal quarter;

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and (except for the financial statements of any Joint Venture) in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and, with respect to unaudited interim financial statements, for the absence of footnotes and year-end adjustments).

         Section 7.2 Certificates; Other Information. Furnish to the Administrative Agent, with copies for the Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (c), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default relating to accounting issues, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) through (c), a certificate of a Responsible Officer of the Borrower, (i) stating that, to the best of such Officer's knowledge, the Borrower and its Subsidiaries during such period have observed or performed all of their respective covenants and other agreements, and satisfied every condition, contained in this Agreement and in the other Loan Documents to be observed, performed or satisfied by them, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) setting forth in reasonable detail the calculation of the covenants set forth in Section 8.1 for the Calculation Period ending on the last day of such fiscal quarter;

                  (c) not later than thirty days after the beginning of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower for such fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

                  (d) within five days after the same are sent, copies of all financial statements and reports which the Borrower sends to the holders of its Equity Interests, and within five days after the same are filed, copies of all financial statements and reports, if any, which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (e) upon the request of any Lender, and to the extent the same have been received by the Borrower or any of its Subsidiaries, a copy of the projections by each Joint Venture any of the interests in which is owned by a Subsidiary of the Borrower, as the case may be, of the operating budget and cash flow budget of such Joint Venture for the succeeding fiscal year;

                  (f) upon the request of any Lender, and to the extent the same have been received by the Borrower or any of its Subsidiaries, within thirty days of the end of each of the quarterly periods of each fiscal year of each Joint Venture any of the interests in which is owned by a Subsidiary of the Borrower, a list of all shippers that have used such Joint Venture during such quarterly period and the volumes and revenues attributable to each such shipper;

                  (g) upon the request of any Lender, and to the extent the same have been received by the Borrower or any of its Subsidiaries, copies of all compliance certificates delivered by each Joint Venture any of the interests in which is owned by a Subsidiary of the Borrower, pursuant to any credit agreement to which such Joint Venture is a party;

                  (h) upon the request of any Lender, within five days after the same are received by the Borrower, a copy of any FERC Form 2 for any Joint Venture any of the interests in which is owned by a Subsidiary of the Borrower;

                  (i) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (c), a certificate signed by the President, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Borrower in the form of Exhibit M hereto.

Further, if requested by the Required Lenders (by notice to the Administrative Agent, which will give notice of such request to the Borrower and each Lender), the Borrower shall permit and cooperate with an environmental and safety review made in connection with the operations of Borrower's properties once during each fiscal year of the Borrower, by independent environmental consultants chosen by the Borrower and acceptable to the Required Lenders, which review shall, if requested by such Lender or Lenders, be arranged and supervised by environmental legal counsel for the Lenders, all at the Borrower's cost and expense. The consultant shall render a verbal or written report, as specified by the Lenders, based upon such review, at the Borrower's cost and expense;

                  (j) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a throughput report setting forth the throughputs of each pipeline owned by the Borrower or any Subsidiary of the Borrower; and

                  (k) promptly, such additional financial and other information concerning any Loan Party or any Joint Venture as any Lender may from time to time reasonably request.

         Section 7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and except where the failure to so pay, discharge or satisfy such obligations could not reasonably be expected to have a Material Adverse Effect.

         Section 7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property and its business in at least such amounts and against at least such risks (but including in any event fire, casualty, public liability, environmental liability and product liability) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried. Upon demand by any Lender (by notice to the Administrative Agent, which shall give notice of such demand to the Borrower and each Lender) any insurance policies covering Collateral shall be endorsed to provide that such policies may not be cancelled or reduced or affected in any material manner for any reason without 15 days prior notice to the Lenders. The Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain liability and other insurance in accordance with and in the amounts set forth on Schedule 5.22, which insurance shall be by financially sound and reputable insurers.

         Section 7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

         Section 7.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event which could reasonably be expected to have a Material Adverse Effect or cause the incurrence of an environmental liability in excess of the Material Environmental Amount.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         Section 7.8 Environmental Laws.

                  (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

                  (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements and damages, and reasonable costs and expenses, of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, REGARDLESS OF WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF THE PARTY SEEKING INDEMNIFICATION THEREFORE; provided that the Borrower shall have no obligation hereunder to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of all amounts payable hereunder.

         Section 7.9 Maintenance of Liens of the Security Documents. Promptly, upon the request of the Administrative Agent, at the Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent necessary or desirable for the continued validity, perfection and priority of the Liens on the collateral covered thereby.

         Section 7.10 Pledge of After-Acquired Property.

                  (a) With respect to any right, title or interest of any Loan Party in any Equity Interests or other property of a type subject to the Security Documents and acquired after the Closing Date, promptly grant or cause to be granted to the Administrative Agent, for the benefit of the Lenders, a first Lien of record on all such Equity Interests and property (other than such Equity Interests and property subject to (i) prior Liens in existence at the time of acquisition thereof and not created in anticipation of such acquisition, in which case the Lien of the Lenders shall be of such priority as is permitted by such prior Lien and (ii) other Liens that are expressly permitted by this Agreement), upon terms substantially the same as those set forth in the Security Documents, and satisfy the conditions with respect thereto set forth in Section
6.1. The Borrower, at its own expense, shall execute, acknowledge and deliver, or cause its Subsidiaries (other than MIAGS) to execute, acknowledge and deliver, and thereafter register, file or record, or cause its Subsidiaries (other than MIAGS) to register, file or record, in an appropriate governmental office, any document or instrument deemed by the Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens and deliver Uniform Commercial Code searches in jurisdictions requested by the Administrative Agent with respect to such Equity Interests and other property and legal opinions requested by the Administrative Agent and shall pay, or cause to be paid, all taxes and fees related to such registration, filing or recording.

                  (b) With respect to any new Subsidiary created or acquired after the Closing Date by the Borrower, promptly cause such Subsidiary to execute and deliver to the Administrative Agent the Subsidiary Guarantee, and, if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to such Subsidiary and the Subsidiary Guarantee, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) Notwithstanding anything to the contrary in any Loan Document, neither the Borrower nor any Subsidiary of the Borrower shall be obligated to (i) pledge under the Loan Documents any of its Equity Interest in any Joint Venture if such pledge is prohibited by any Contractual Obligation or
(ii) pledge under the Loan Documents any of its real property except to the extent of any fixtures as and to the extent specified in the Security Agreements.

                  (d) Notwithstanding anything to the contrary in any Loan Document, if the Borrower or any Subsidiary of the Borrower has pledged its interest in any Joint Venture and the Borrower or such Subsidiary desires to make a contribution of or investment with such interest to or in a second Joint Venture in accordance with subsection 8.8(f), the Lien held by the Lenders upon such interest shall terminate as long as the interest held by the Borrower or such Subsidiary in the second Joint Venture shall be subject to a Lien under the Loan Documents in accordance with subsection 8.8(f) unless otherwise agreed by the Required Lenders.

         Section 7.11 Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Section 5.16.

         Section 7.12 Ownership of Subsidiaries. The Borrower and its Subsidiaries shall directly or indirectly own 100% of the Equity Interest of each of their Subsidiaries other than MIAGS. The Borrower and its Subsidiaries shall directly or indirectly own 83% of the Equity Interest of MIAGS.

         Section 7.13 Joint Venture Charters. Deliver to the Administrative Agent (a) any Joint Venture Charters of each Joint Venture any of the interests in which is owned by a Subsidiary of the Borrower, (b) each credit agreement to which any Joint Venture any of the interests in which is owed by a Subsidiary of the Borrower is a party, in any case with all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any, and all amendments relating thereto, waivers relating thereto, and other side letters or agreements affecting the terms thereof.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as any Commitment remains in effect, or any Obligation remains outstanding and unpaid, the Borrower shall not, and (except with respect to Section 8.1) shall not permit any of its Subsidiaries to, directly or indirectly:

         Section 8.1 Financial Condition Covenants.

                  (a) Interest Coverage Ratio. Permit for any Calculation Period ending on or after June 30, 2002, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period to be less than 2.5 to 1.0; or

                  (b) Leverage Ratio. Permit, on the last day of any fiscal quarter of the Borrower, the ratio of (x) Consolidated Total Indebtedness at such date to (y) the Consolidated EBITDA for the Calculation Period ending on such date to exceed the ratio set forth opposite the period including such date below:

         Period                                                     Ratio
         ------                                                     -----
         Closing Date through and including December 31, 2002:      5.50:1.00
         Thereafter, through and including June 30, 2003            5.00:1.00
         Thereafter, through and including December 31, 2003:       4.50:1.00
         Thereafter until the Termination Date:                     4.00:1.00

         Section 8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrower and its Subsidiaries under the Loan Documents;

                  (b) Indebtedness of the Borrower to any Subsidiary of the Borrower (other than MIAGS), and of any Subsidiary to the Borrower or any other Subsidiary of the Borrower (other than MIAGS);

                  (c) Indebtedness permitted pursuant to Sections 8.3 and 8.8;

                  (d) Indebtedness incurred pursuant to any Hedge Agreement to the extent permitted by Section 8.22;

                  (e) other unsecured Indebtedness of the Borrower in an aggregate principal amount not to exceed $5,000,000 outstanding at any time; and

                  (f) the Indian Basin Indebtedness, so long as such Indebtedness continues to be Indebtedness of Indian Basin only and El Paso (or any other lender thereunder) has no recourse against the Borrower or its other Subsidiaries, and in any case only until (and including) the Additional Term Loan Borrowing Date.

         Section 8.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

                  (f) Liens created pursuant to construction, operating, maintenance agreements, space lease agreements, Joint Venture Charters and related documents (to the extent requiring a Lien on the equity interest of the Borrower or its Subsidiary, as the case may be, in the applicable Joint Venture is required thereunder), division orders, contracts for sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements and other similar agreements, in each case having ordinary and customary terms and entered into in the ordinary course of business by the Borrower and its Subsidiaries;

                  (g) additional Liens securing Indebtedness and other obligations not to exceed $500,000 at any one pursuant to the time outstanding; and

                  (h) Liens created Loan Documents.

This Section 8.3 shall not restrict the ability of any Joint Venture to create, incur, assume or suffer to exist any Lien on any of its property.

         Section 8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations created pursuant to the Loan Documents;

                  (b) Guarantee Obligations of the Borrower or any Subsidiary of the Borrower (other than MIAGS) incurred after the Closing Date in an aggregate amount not to exceed $1,000,000 at any one time outstanding; and

                  (c) Guarantee Obligations constituting performance guarantees provided in the ordinary course of business by the Borrower and its Subsidiaries supporting obligations of the Borrower and/or its Subsidiaries (other than MIAGS) which obligations have been incurred in the ordinary course of business (including in connection with the operation, construction or acquisition of pipelines, platforms and related facilities).

         Section 8.5 Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any material change in its present method of conducting business, except:

                  (a) any Subsidiary may be merged or consolidated with or into the Borrower (as long as the Borrower is the surviving entity) or any one or more Subsidiaries of the Borrower which is a Subsidiary Guarantor;

                  (b) any Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Subsidiary of the Borrower (other than MIAGS); and

                  (c) solely to effect any transaction permitted by subsection 8.6(b).

         The transactions permitted under this Section 8.5 shall be permitted notwithstanding anything to the contrary in subsection 4(j) of each of the Borrower Pledge Agreement, the Subsidiary Pledge Agreement and the Parent Pledge Agreement.

         Section 8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

                  (a) as permitted by Section 8.5;

                  (b) as long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower and the Subsidiaries of the Borrower may sell or otherwise dispose of property in any fiscal year having an aggregate value not in excess of 5% of Consolidated Tangible Net Worth calculated on the last day of the prior fiscal quarter;

                  (c) any sale or other disposition to the Borrower or any Subsidiary Guarantor; and

                  (d) as permitted by Section 8.8.

The transactions permitted under this Section 8.6 shall be permitted notwithstanding anything to the contrary in subsection 4(j) of each of the Borrower Pledge Agreement, the Subsidiary Pledge Agreement and the Parent Pledge Agreement.

         Section 8.7 Limitation on Dividends. Declare or pay any dividend or distribution on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Equity Interest of the Borrower or any warrants or options to purchase any such Equity Interest, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary of the Borrower (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that as long as
(x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) the Leverage Ratio as of the last day of the most recently ended Calculation Period is equal to or less than 4.00:1.00 and such Calculation Period ended on or after June 30, 2002, the Borrower may make Restricted Payments during the fiscal quarter immediately following such most recently ended Calculation Period consisting of cash distributions in an amount not to exceed 75% of Consolidated EBITDA for the fiscal quarter ending on the immediately preceding Quarterly Date.

         Section 8.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in Cash Equivalents;

                  (c) capital contributions, loans or other investments made by the Borrower to any Subsidiary of the Borrower which is a Subsidiary Guarantor and by any Subsidiary of the Borrower to the Borrower or any Subsidiary of the Borrower which is a Subsidiary Guarantor;

                  (d) capital contributions, loans or other investments by Subsidiaries of the Borrower or any Joint Venture to or in the Borrower or any Subsidiary of the Borrower which is a Subsidiary Guarantor, provided that no Default or Event of Default shall have occurred and be continuing, or would occur as a result of such investment;

                  (e) so long as the Leverage Ratio as of the last day of the most recently ended Calculation Period is equal to or less than 4.00:1.00, other non-hostile acquisitions of equity securities of, or assets constituting a business unit of, any Person (an "Acquired Business"), provided that (i) immediately prior to and after giving effect to any such acquisition, no Default or Event of Default shall have occurred or be continuing (whether under Section 8.17 or otherwise), (ii) such acquisition is consummated in accordance with applicable law, (iii) if such acquisition is of equity securities of a Person, such Person becomes a Subsidiary Guarantor and the Borrower otherwise complies with Section 8.17, (iv) the Borrower shall be in pro forma compliance with the covenants set forth in
Section 8.1 after giving effect to such acquisition and (v) the Acquired Business shall not be subject to any material liabilities which would be expressly prohibited by this Agreement after such acquisition;

                  (f) the contribution by the Borrower or any Subsidiary of the Borrower of the equity interests owned by it in a Joint Venture to another Joint Venture or the investment by the Borrower or any Subsidiary of the Borrower in another Joint Venture to the extent made with equity interests in a Joint Venture owned by it as long as (i) the Borrower or such Subsidiary receives in exchange equity interests in such transferee Joint Venture and (ii) unless otherwise agreed by the Required Lenders, if the transferred equity interests are subject to a Lien under the Loan Documents, the equity interests received in exchange become subject to a Lien under the Loan Documents;

                  (g) capital contributions or other investments made by the Borrower or its Subsidiaries pursuant to the Acquisition; and

                  (h) capital contributions, loans or other investments, in addition to those otherwise permitted by subsections 8.8(a) through (g), in an aggregate amount not to exceed (i) $10,000,000 so long as (before and after giving effect to such capital contributions, loans or other investments) the Leverage Ratio as of the last day of the most recently ended Calculation Period is less than or equal to 4.00:1.00, or (ii) $1,000,000 otherwise, during any fiscal year of the Borrower beginning with the fiscal year commencing on January 1, 2002. For the avoidance of doubt, any fluctuation of the Leverage Ratio above 4.00:1.00 during a given fiscal year in which aggregate investments complying with this subsection 8.8(h) have previously exceeded $1,000,000 shall result in no further investments being permitted pursuant to this subsection 8.8(h) until the Leverage Ratio as of the last day of the most recently ended Calculation Period falls to or below 4.00:1.00 but shall not independently result in non-compliance with this exception.

         Section 8.9 Limitation on Modifications of Certain Agreements.

                  (a) Make any optional payment or prepayment on, redemption of or purchase of, or voluntarily defease, or directly or indirectly voluntarily or optionally purchase, redeem, retire or otherwise acquire, any Indebtedness or Guarantee Obligations (other than the Loans), except for such actions relating to the prepayment of the Indian Basin Indebtedness, (b) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of any Indebtedness or Guarantee Obligations (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), except to the extent the same could not reasonably be expected to have a Material Adverse Effect or the same are accomplished to allow for prepayment of the Indian Basin

Indebtedness, (c) amend, modify or change, or consent to any amendment, modification or change to, any of the terms of the Partnership Agreement, the Borrower's certificate of limited partnership or any Joint Venture Charter, except to the extent the same could not reasonably be expected to have a Material Adverse Effect, or (d) waive or otherwise relinquish any of its rights or causes of action arising out of the Partnership Agreement, the Borrower's certificate of limited partnership or any Joint Venture Charter, except to the extent the same could not reasonably be expected to have a Material Adverse Effect. Notwithstanding any provision contained in this Section 8.9, the Borrower and its Subsidiaries shall have the absolute right to amend any Joint Venture Charter to the extent necessary or reasonably appropriate to evidence the substitution, replacement or other changes of partners, members or owners in any Joint Venture not in violation of Section 8.19 or Section 8.21

         Section 8.10 Limitation on Transactions with Affiliates. Subject to the rights set forth in Section 8.13, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary of the Borrower, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

         Section 8.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary of the Borrower to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary of the Borrower.

         Section 8.12 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31.

         Section 8.13 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary or Joint Venture, except for (a) gathering, transporting (by barge, pipeline, ship, truck or other modes of hydrocarbon transportation), terminalling, storing, acquiring, processing, dehydrating, fractionating and otherwise handling hydrocarbons, including, without limitation, constructing pipeline, platform, dehydration, processing and other energy-related facilities, and activities or services reasonably related or ancillary thereto and (b) other businesses as long as the consolidated total assets principally relating to such other businesses do not exceed 3% of the consolidated total assets of the Borrower and its Subsidiaries at any time.

         Section 8.14 Governing Documents. Permit the amendment or modification of the limited liability company agreement, limited partnership agreement, or equivalent governance document, or certificate of limited partnership, certificate of formation, or equivalent formation document, as the case may be, of any Subsidiary of the Borrower if such amendment could reasonably be expected to have a Material Adverse Effect, or would authorize or issue any Equity Interests not authorized or issued on the Closing Date, except to the extent such authorization or issuance would have the same substantive effect as any transaction permitted by Section 8.5 or 8.6.

         Section 8.15 Compliance with ERISA.

                  (a) Terminate any Plan so as to result in any material liability to PBGC, (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan which could result in a material liability for an excise tax or civil penalty in connection therewith, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived involving any Plan, or (d) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to PBGC by reason of termination of any such Plan.

         Section 8.16 Limitation on Restrictions Affecting Subsidiaries. Enter into, or suffer to exist, any agreement with any Person, other than the Lenders pursuant hereto or which exist on the Closing Date, which prohibits or limits the ability of any Subsidiary of the Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to or make other investments in the Borrower or any Subsidiary of the Borrower, (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, (d) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         Section 8.17 Creation of Subsidiaries. Create or acquire any new Subsidiary of the Borrower or any of its Subsidiaries, unless, immediately upon the creation or acquisition of any such Subsidiary, (a) such Subsidiary shall become party to the Subsidiaries Guarantee as a Subsidiary Guarantor pursuant to an addendum thereto or other documentation in form and substance reasonably satisfactory to the Administrative Agent, (b) such Subsidiary shall become party to the Subsidiary Security Agreement as a grantor pursuant to an addendum thereto or other documentation in form and substance reasonably satisfactory to the Administrative Agent, and all actions required to perfect the Liens granted thereby, all filings required thereunder and all consents necessitated thereby shall have been taken, made or obtained, (c) all Equity Interests issued by such Subsidiary shall have been pledged to the Administrative Agent pursuant to an addendum or amendment to the Borrower Pledge Agreement, the Subsidiary Pledge Agreement or other documentation in form and substance satisfactory to the Administrative Agent, (d) all corporate, company, partnership or other proceedings, and all documents, instruments and other legal matters in connection with the creation of such Subsidiary and the transactions contemplated by this Section 8.17 shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of such creation or such transactions as it shall reasonably request and (e) no Default or Event of Default shall have occurred and be continuing after giving effect thereto.

         Section 8.18 Hazardous Materials. Except to the extent that the same could not reasonably be expected to have a Material Adverse Effect, permit the manufacture, storage, transmission or presence of any Hazardous Materials over or upon any of its properties except in accordance with all applicable Requirements of Law or release, discharge or otherwise dispose of any Hazardous Materials on any of its properties except that the Borrower and its Subsidiaries may treat, store and transport petroleum, its derivatives, by-products and other hydrocarbons, hydrogen sulfide and sulfur dioxide in the ordinary course of their business.

         Section 8.19 Holding Companies. Notwithstanding any other provisions of this Agreement and the other Loan Documents, permit any Subsidiary of the Borrower which is a general partner in or owner of a general partnership interest in a Joint Venture to incur or suffer to exist any obligations or indebtedness of any kind, whether contingent or fixed (excluding any contingent liability of such Subsidiary to creditors of such Joint Venture arising solely as a result of its status as a general partner or owner of such Joint Venture) or create or suffer to exist any Liens, in each case except to the extent any such obligations, indebtedness or Liens arise under or pursuant to the Joint Venture Charter for such Joint Venture as in effect on the date of acquisition or formation of such Joint Venture, or the Loan Documents or are otherwise permitted by the Loan Documents; or permit any Subsidiary of the Borrower which is a general partner in or owner of a general partnership interest in a Joint Venture to acquire any property or asset after the Closing Date (or, if later, the date of acquisition or formation of such Joint Venture) except for distributions made to it by such Joint Venture; or permit any Subsidiary of the Borrower which is a general partner in or owner of a general partnership interest in a Joint Venture to engage in any business or activity other than holding the general partnership interest in (or other ownership interest) such Joint Venture held by it on the Closing Date (or, if later, the date of formation of such Joint Venture).

         Section 8.20 No Voluntary Termination of Joint Venture Charters. Permit any Subsidiary of the Borrower which is a partner in, or owner of any interest in, any Joint Venture to voluntarily terminate any Joint Venture Charter and liquidate such Joint Venture to the extent permitted thereunder.

         Section 8.21 Actions by Joint Ventures. (a) Consent or agree to or acquiesce in any Joint Venture the interests in which are owned by a Subsidiary of the Borrower adversely changing its policy of making distributions of available cash to partners, or (b) so long as any interest therein is owned by a Subsidiary of the Borrower, consent or agree to or acquiesce in any Joint Venture's taking any actions that could reasonably be expected to have a Material Adverse Effect.

         Section 8.22 Hedging Transactions. Enter into any interest rate, cross-currency, commodity, equity or other security, swap, collar or similar hedging agreement or purchase any option to purchase or sell or to cap any interest rate, cross-currency, commodity, equity or other security, in any such case, other than to hedge risk exposures in the operation of its business, ownership of assets or the management of its liabilities.

                                   ARTICLE IX
                                EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation which is not funded by a Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower shall default in the observance or performance of any agreement contained in Article VIII (other than subsection 8.1(a)) or in Section 7.11; or any Loan Party shall default in the observance or performance of any agreement contained in Section 5(g), (h), (i), or (n) of the Borrower Security Agreement, Section 5(h), (i), (j), or (o) of the Subsidiary Security Agreement, or Section 5(b) of the Borrower Pledge Agreement, the Subsidiary Pledge Agreement or the Parent Pledge Agreement; or the Borrower shall default in the observance or performance of any agreement contained in subsection 8.1(a) and such default shall continue uncured for a period of 15 days; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after receipt of written notice thereof from the Administrative Agent or any Lender; or

                  (e) (i) Any Loan Party or any Subsidiary of the Borrower shall
(A) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or
(B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that the aggregate principal amount of Indebtedness and Guarantee Obligations with respect to which such defaults shall have occurred shall equal or exceed $1,000,000; or

                  (ii) Regarding Indebtedness and Guarantee Obligations of EPN, the holder or holders of any such Indebtedness or beneficiary or beneficiaries of any such Guarantee Obligation shall cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that the aggregate principal amount of Indebtedness and Guarantee Obligations of EPN with respect to which such action shall have occurred shall equal or exceed $5,000,000.

                  (f) (i) Any Loan Party or EPN shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Loan Party or EPN shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Loan Party or EPN any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Loan Party or EPN any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Loan Party or EPN shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Loan Party or EPN shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) If at any time the Borrower or any Subsidiary of the Borrower shall become liable for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, are in excess of the Material Environmental Amount for any Loan Party and the Subsidiaries of the Borrower; or



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

                  (j) For any reason (other than any act on the part of the Administrative Agent or the Lenders) any Security Document or any Guarantee ceases to be in full force and effect or any party thereto (other than the Administrative Agent or the Lenders) shall so assert in writing or the Lien intended to be created by any Security Document ceases to be or is not a valid and perfected Lien having the priority contemplated thereby; or

                  (k) (i) The Borrower shall cease to own, directly or indirectly, legally and beneficially (A) all of the Equity Interest in each Subsidiary of the Borrower (whether becoming a Subsidiary of the Borrower before, on or after the Closing Date) other than MIAGS, and (B) 83% of the Equity Interest in MIAGS; or (ii) EPN shall cease to own, directly or indirectly, legally and beneficially all of the Equity Interests of the Borrower; or

                  (l) The Consolidated EBITDA shown in the financial statements delivered pursuant to Section 7.1(c) varies from the Consolidated EBITDA shown in the financial statements and Projections delivered pursuant to Section 6.1(w) and such variation has had or could reasonably be expected to have a Material Adverse Effect; or

                  (m) Any Person that owns an equity interest in any Joint Venture shall exercise its rights and remedies (other than dilution of the equity interests owned by the Borrower and its Subsidiaries in any Joint Venture pursuant to contractual dilution provisions existing with respect to the Joint Ventures) with respect to its Lien on any equity interest in such Joint Venture the equity interest in which has been pledged to such Person; provided that in the case of clause (ii), the amount of claims secured by such Lien shall equal or exceed $1,000,000 and such claim shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Loans shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Loans to be due and payable forthwith, whereupon the same shall immediately become due and payable. If any L/C Obligations shall remain outstanding at the time of an acceleration pursuant to the preceding sentence, the Borrower shall at such time Cover the full amount of such outstanding L/C Obligations. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Bank and the Lenders, such further documents and instruments as the



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Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account. Except as expressly provided above in this Section, presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind are hereby expressly waived.

                                    ARTICLE X
                            THE ADMINISTRATIVE AGENT

         Section 10.1 Appointment. Each Lender hereby irrevocably designates and appoints JPMorgan Chase Bank as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes JPMorgan Chase Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         Section 10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         Section 10.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         Section 10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other



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document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         Section 10.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         Section 10.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness



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of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         Section 10.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Total Credit Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 10.7 shall survive the payment of the Loans and all other amounts payable hereunder.

         Section 10.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any
Note issued to it and with respect to the Letters of Credit, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent. The terms "Lender," "Lenders," `Revolving Credit Lenders," "Term Loan Lenders," and similar terms shall include the Administrative Agent in its individual capacity.

         Section 10.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' written notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

         Section 10.10 Other Agents. None of the Lenders identified on the cover page or the preamble of this Agreement as a "co-syndication agent" or a "co-documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other



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

than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-syndication agent" or a "co-documentation agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 11.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower or any other applicable Loan Party written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower or any other Loan Party hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this Section 11.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents (except in a transaction permitted by Section 8.5), in each case without the written consent of all the Lenders, or
(iii) amend, modify or waive any provision of Article X without the written consent of the then Administrative Agent, or (iv) release the Lenders' Liens on all or substantially all of the Collateral under the Security Documents without the consent of each Lender or (v) except to the extent relating to the sale or other disposition of any Subsidiary of the Borrower as otherwise permitted by this Agreement or any other transaction permitted by this Agreement, release any Guarantee. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, and the Administrative Agent. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         Section 11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative



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Agent, and as set forth in Schedule I or Schedule II in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future Lenders:

The Borrower:                       EPN Holding Company, L.P.
                                    4 Greenway Plaza, Suite 654
                                    PO Box 4503
                                    Houston, Texas 77210
                                    Attention: Chief Financial Officer
                                    Telecopy: (832) 676-1671

with a copy (which shall
not constitute notice) to:          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                    711 Louisiana, Suite 1900
                                    Houston, Texas 77002
                                    Telecopy: (713) 236-0822
                                    Attention: J. Vincent Kendrick, Esq.

The Administrative Agent:           JPMorgan Chase Bank
                                    One Chase Manhattan Plaza
                                    8th Floor
                                    New York, New York 10081
                                    Attention: Tonya Mitchell
                                    Telecopy: (212) 552-5777

provided that any notice, request or demand to or upon the Administrative Agent shall not be effective until received, provided, further, that the failure by the Administrative Agent or any Lender to provide a copy to the Borrower's counsel shall not cause any notice to the Borrower to be ineffective.

         Section 11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         Section 11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement.

         Section 11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and



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administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and to the several Lenders,
(c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents, and their Affiliates, and their respective directors, officers, employees, agents and advisors (each such person being called an "Indemnified Party") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments and suits, and reasonable costs, expenses or disbursements, of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents, the use of the proceeds of the Loans, including the use and reliance on electronic, telecommunications or other information or transmission systems in connection with the Loan Documents (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), REGARDLESS OF WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AN INDEMNIFIED PARTY, provided, that the Borrower shall have no obligation hereunder to an Indemnified Party with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such Indemnified Party or (ii) legal proceedings commenced against an Indemnified Party by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

         Section 11.6 Successors and Assigns; Participations; Purchasing
Lenders.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.



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

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                           (A) the Borrower, provided that no consent of the
Borrower shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment, an Affiliate of such a Lender, or, if an Event of Default has occurred and is continuing, any other assignee; and

                           (B) the Administrative Agent, provided that no
consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.

                  (ii) Assignments shall be subject to the following additional conditions:

                           (A) except in the case of an assignment to a Lender
or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                           (B) each partial assignment shall be made as an
assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided, that this clause 11.6(b)(ii)(B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

                           (C) the parties to each assignment shall execute and
deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $2,500; and

                           (D) the assignee, if it shall not be a Lender, shall
deliver to the Administrative Agent an Administrative Questionnaire.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 4.9, 4.10, 4.11 and 11.5 to the extent relating to matters during the time it was a Lender). Any assignment or transfer by a Lender of rights or obligations



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

under this Agreement that does not comply with this Section 11.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section to the extent complying with Section 11.6(c) or otherwise as void and of no force and effect.

                  (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption, give notice of such Assignment and Assumption to the Borrower, and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document, and no Lender shall be entitled to create in favor of any Participant any right to vote on, consent to or approve any matter relating to any Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iv) of the proviso to Section 11.1 that directly affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.9, 4.10 and 4.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.5



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as though it were a Lender, provided such Participant agrees to be subject to
Section 11.7 as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 4.9, 4.10 or 4.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 4.10(b) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         Section 11.7 Adjustments; Set-off.

                  (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Article IX(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans of the same type or the Reimbursement Obligations owing to it, as the case may be, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         Section 11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 11.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         Section 11.11 Usury Savings Clause. It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Agreement, any of the other Loan Documents or any other document related hereto, in no event shall this Agreement or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If from any circumstances whatsoever, fulfillment of any provision of this Agreement or of any other document pertaining hereto or thereto, shall involve transcending the limit of validity prescribed by applicable law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Administrative Agent and the Lenders shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, any of the other Loan Documents or any other document pertaining hereto or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing hereunder or on account of any other indebtedness of the Borrower, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness of the Borrower to the Administrative Agent and the Lenders, under any specified contingency, exceeds the Highest Lawful Rate (as hereinafter defined), the Borrower, the Administrative Agent and the Lenders shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

         To the extent that Article 5069-1D.001 et seq., as amended, of the Texas Revised Civil Statutes is relevant to the Administrative Agent and the Lenders for the purpose of determining the Highest Lawful Rate, the Administrative Agent and the Lenders hereby elect to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect. Nothing set forth in this
Section 11.11 is intended to or shall limit the effect or operation of Section
11.12. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts) apply to this Agreement or the Notes.

          For purposes of this Section 11.11, "Highest Lawful Rate" shall mean the maximum rate of nonusurious interest that may be contracted for, charged, taken, reserved or received hereunder under laws applicable to the Administrative Agent and the Lenders.

         Section 11.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         Section 11.13 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary or punitive damages (including, without limitation, damages arising from the use of electronic, telecommunications or other information transmissions systems in connection with the Loan Documents).

         Section 11.14 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower and the other Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Lenders or among the Borrower and the other Loan Parties and the Lenders.

         Section 11.15 Confidentiality. Each of the Administrative Agent and each Lender agrees that it will hold in confidence, any information provided to such Person pursuant to this Agreement; provided, that nothing in this Section
11.15 shall be deemed to prevent the disclosure by the Administrative Agent or any Lender of any such information (a) to any employee, officer, director, accountant, attorney or consultant of such Person, or any examiner or other Governmental Authority, (b) that has been or is made public by EPEPC, EPN or any of its Subsidiaries or Affiliates or by any third party without breach of this Agreement or that otherwise becomes generally available to the public other than as a result of a disclosure in violation of this Section 11.15, (c) that is or becomes available to any such Person from a third party on a non-confidential basis, (d) that is required to be disclosed by any Requirement of Law, including to any bank examiners or regulatory authorities, (e) that is required to be disclosed by any court, agency, arbitrator or legislative body, (f) to any Transferee or proposed Transferee, or (g) to any rating agency to the extent required in connection with any rating to be assigned to such Lender.

         Section 11.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         Section 11.17 Releases.

                  (a) At such time as the Loans, the Reimbursement Obligations and any other obligations under this Agreement shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created by the Loan Documents, and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party thereunder and under the other Loan Documents shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the respective Loan Parties. At the request and expense of any Loan Party following any such termination, the Administrative Agent shall deliver to such Loan Party any Collateral held by the Administrative Agent under the Security Documents, and execute and deliver to such Loan Party such documents as such Loan Party shall reasonably request to evidence such termination.

                  (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by this Agreement, then the Lenders authorize the Administrative Agent, at the request and expense of such Loan Party, to execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created by the applicable Security Documents on such Collateral. At the request and sole expense of the Borrower, the Lenders authorize the Administrative Agent to release a Loan Party from its obligations under the applicable Security Document in the event that all the Equity Interests of such Loan Party shall be sold, transferred or otherwise disposed of in a transaction permitted by this Agreement, provided that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Loan Party and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with this Agreement and the other Loan Documents.

         Section 11.18 Limitation on Recourse of Lenders. The obligations created by this Agreement are obligations of the Borrower only, and not of EPN or any of the Subsidiaries of EPN (except the Borrower, its Subsidiaries, the Limited Partner and the General Partner). Each Lender agrees that except as otherwise specifically provided for hereafter, in the event of a Default in the payment of the Obligations by the Borrower or any of its Subsidiaries or any other Default hereunder, such Lender's sole recourse shall be against the Borrower and its Subsidiaries, the Limited Partner's and the General Partner's equity interest in the Borrower, any Collateral, any other assets of the Borrower and its Subsidiaries, any obligations of the Limited Partner or the General Partner under the Parent Guarantees or the Partnership Agreement or any other Loan Document to which such Person is now or hereafter a party. Nothing in this Section 11.18 shall be construed so as to prevent the Lenders or the Administrative Agent from commencing any action, suit or proceeding with respect to the Borrower or causing legal papers to be served upon the Limited Partner, the General Partner or EPN for purposes of obtaining jurisdiction over the Borrower. Notwithstanding the foregoing limitation of liability, however, the Lenders shall have recourse to and do not waive any rights to pursue EPN and any of its Subsidiaries in connection with:

                  (a) for their fraud, material misrepresentation, or gross negligence in connection with this Agreement or any other Loan Document;

                  (b) for willful actions of any such Person that hinder or interfere with the Administrative Agent's or Lenders' rights in Collateral or diminish the value thereof as set forth in the Loan Documents or otherwise;

                  (c) for any breaches of warranty of title;

                  (d) for the return of, or reimbursement for, (i) proceeds of insurance covering any property of the Borrower or its Subsidiaries or (ii) proceeds of the sale or condemnation of any property of the Borrower or its Subsidiaries, in either case, such proceeds that have been distributed in violation of Section 8.7;

                  (e) for the return of, or reimbursement for, all personal property taken from the Borrower and its Subsidiaries by or on behalf of any such Person in violation of Section 8.7; and

                  (f) for all court costs and all attorney's fees incurred by the Administrative Agent or the Lenders in enforcing the obligations set forth in this Section 11.18 against any such Person.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

         THE BORROWER:

                                       EPN HOLDING COMPANY, L.P.

                                       By: EPN GP Holding, L.L.C.,
                                       its General Partner

                                       By: /s/ KEITH FORMAN
                                          --------------------------------------
                                               Vice President and
                                               Chief Financial Officer



                                SIGNATURE PAGE-1

THE ADMINISTRATIVE AGENT AND THE LENDERS:

                                       JPMORGAN CHASE BANK,
                                       as Administrative Agent and as a Lender

                                       By: /s/ STEVEN WOOD
                                          --------------------------------------
                                               Vice President



                                SIGNATURE PAGE-2

                                       BANK ONE, NA (Main Office Chicago)

                                       By: /s/ DIANNE L. RUSSELL
                                          --------------------------------------
                                               Director


                                SIGNATURE PAGE-3

                                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                       By: /s/ PHILIP TRINDER
                                          --------------------------------------
                                               Vice President


                                SIGNATURE PAGE-4

                                       FLEET NATIONAL BANK

                                       By: /s/ DANIEL S. SCHOCHLING
                                          --------------------------------------
                                               Director



                                SIGNATURE PAGE-5

                                       FORTIS CAPITAL CORP.

                                       By: /s/ DARRELL W. HOLLEY
                                          --------------------------------------
                                               Managing Director

                                       By: /s/ DEIRDRE SANBORN
                                          --------------------------------------
                                               Vice President



                                SIGNATURE PAGE-6

                                       ARAB BANKING CORPORATION (B.S.C.)

                                       By: /s/ ROBERT J. IVOSEVICH
                                          --------------------------------------
                                               Deputy General Manager

                                       By: /s/ CHARLES F. AZZARA
                                          --------------------------------------
                                               Vice President


                                SIGNATURE PAGE-7

                                       BANK OF AMERICA, N.A.

                                       By: /s/ RONALD E. McKAIG
                                          --------------------------------------
                                               Managing Director



                                SIGNATURE PAGE-8

                                       BANK OF SCOTLAND

                                       By: /s/ JOSEPH FRATUS
                                          --------------------------------------
                                               Vice President



                                SIGNATURE PAGE-9

                                       BAYERISCHE HYPO-UND VEREINSBANK AG (New
                                       York Branch)

                                       By: /s/ SHANNON BATCHMAN
                                          --------------------------------------
                                               Director

                                       By: /s/ MARIANNE WEINZINGER
                                          --------------------------------------
                                               Director



                               SIGNATURE PAGE-10

                                       BNP PARIBAS

                                       By: /s/ MARK A. COX
                                          --------------------------------------
                                               Director

                                       By: /s/ GREG SMOTHERS
                                          --------------------------------------
                                               Vice President



                               SIGNATURE PAGE-11

                                       CIBC INC.

                                       By: /s/ NORA Q. CATIIS
                                          --------------------------------------
                                               Authorized Signatory



                               SIGNATURE PAGE-12

                                       CITICORP NORTH AMERICA, INC.

                                       By: /s/ MICHAEL NAPVEUX
                                          --------------------------------------
                                               Director


                               SIGNATURE PAGE-13

                                       CREDIT SUISSE FIRST BOSTON CAYMAN ISLANDS
                                       BRANCH

                                       By: /s/ PAUL L. COLON
                                          --------------------------------------
                                               Vice President

                                       By: /s/ VANESSA GOMEZ
                                          --------------------------------------
                                               Associate



                               SIGNATURE PAGE-14

                                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                                       By: /s/ ALBERT DOMBROWSKI
                                          --------------------------------------
                                               Vice President


                               SIGNATURE PAGE-15

                                       ROYAL BANK OF CANADA

                                       By: /s/ TOM J. OBERAIGNER
                                          --------------------------------------
                                               Senior Manager


                               SIGNATURE PAGE-16

                                       SOUTHWEST BANK OF TEXAS, N.A.

                                       By: /s/ W. BRYAN CHAPMAN
                                          --------------------------------------
                                               Vice President, Energy Lending



                               SIGNATURE PAGE-17

                                       SUNTRUST BANK

                                       By: /s/ JOSEPH M. McCREERY
                                          --------------------------------------
                                               Vice President



                               SIGNATURE PAGE-18

                                       THE BANK OF NOVA SCOTIA

                                       By: /s/ N. BELL
                                          --------------------------------------
                                               Assistant Agent



                               SIGNATURE PAGE-19

                                       UBS AG, STAMFORD BRANCH

                                       By: /s/ PATRICIA O'KICKI
                                          --------------------------------------
                                               Director
                                               Banking Products Services


                                       By: /s/ WILFRED V. SAINT
                                          --------------------------------------
                                               Associate Director
                                               Banking Products Services, US


                               SIGNATURE PAGE-20

                                       THE ROYAL BANK OF SCOTLAND plc, New York
                                       Branch

                                       By: /s/ PATRICIA J. DUNDEE
                                          --------------------------------------
                                               Senior Vice President



                               SIGNATURE PAGE-21